DRAFT 9  (6/14/00)


             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
                               440 LINCOLN STREET
                               WORCESTER, MA 01653
                                [1-800-533-7881]

Group Policy No. [9999999]

Policyholder:  [The ABC Employment Company]

Policy Delivered in and Governed by the Laws of:  [Massachusetts]

Date of Issue:  [October 1, 2000]

[THE CERTIFICATE VALUE, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE AND IS NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. PLEASE REFER TO THE VARIABLE ACCOUNT SECTION FOR ADDITIONAL INFORMATION. WE AGREE TO PAY THE BENEFITS OF THE CERTIFICATE IN ACCORDANCE WITH ITS TERMS.]

[The value in the Fixed Account will accumulate at a rate which will not be less than 4% a year; [__%] on Certificate Value subject to a Preferred Loan. Additional interest in excess of the guaranteed rate may be credited at our discretion.]

THE AMOUNT OF THE DEATH BENEFIT AND THE LENGTH OF TIME A CERTIFICATE WILL REMAIN IN FORCE MAY BE VARIABLE OR FIXED AS DESCRIBED IN THE BENEFIT PROVISION OF THE CERTIFICATE. THE METHOD FOR DETERMINING THE AMOUNT OF THE DEATH BENEFIT IS FOUND IN THE DEATH BENEFIT PROVISION.

RIGHT TO EXAMINE: Any Certificate issued under this Policy may be returned by mailing or delivering the Certificate to the Principal Office or to an agent of the Company within ten days after receiving it or 45 days after completion of the Enrollment Form, if any. If returned, the insurance shown in the Certificate will be considered void from the beginning, and the Company shall refund the sum of (1) the difference between any payments made, including any fees or other charges, and the amounts allocated to the Variable Account, (2) the value of the amounts allocated to the Variable Account on the date the returned Certificate is received at the Principal Office, and (3) any fees or other charges imposed on the amounts allocated to the Variable Account.

This is a legal contract between the Policyholder and Allmerica Financial Life Insurance and Annuity Company (the Company). The Company agrees, in accordance with the provisions of this Policy, to pay benefits to the extent required by this Policy, to those persons entitled to such benefits.

Executed at Dover, Delaware


Secretary                        President

              GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
Death benefits payable in the event of an Insured's death prior to Final Payment Date. Adjustable death benefits may be increased or decreased. Coverage may expire prior to the Final Premium Payment Date if premiums paid or the earnings credited are insufficient to continue coverage to such date. Coverage to the Final Payment Date and Amount of Certificate Value Not Guaranteed. Some benefits reflect investment results. Flexible premiums payable to Final Premium Payment Date. Nonparticipating.

                                TABLE OF CONTENTS


           Cover                                                           1
           Specifications Page                                             3
           Riders/Endorsements                                             3
           Charges                                                         4
           Definitions                                                     8
           Eligibility                                                     9
           General Terms                                                  10
           Certificate Owner and the Beneficiary                          11
           Termination of Policy                                          12
           Termination of Insurance Certificate                           14
           Premiums                                                       16
           Grace Period                                                   17
           Certificate Value                                              17
           Variable Account                                               18
           Fixed Account                                                  19
           Transfers of Value
           [Automatic Rebalancing Option]
           [Dollar Cost Averaging Option]                                 21
           Certificate Loans
           Surrender and Partial Withdrawals
           Payments & Deferrals
           Death Benefit
           [Refund of Sales Load]

           Payment of Benefits

                               SPECIFICATIONS PAGE


[EMPLOYER:        The ABC Employment Company]

ELIGIBLE CLASSES OF [[EMPLOYEE]S]:  [All full-time [Employee]s]

MINIMUM FACE AMOUNT:       [$50,000]

MINIMUM INCREASE AMOUNT:   [$1,000 - $10,000]

MINIMUM DECREASE AMOUNT:   [$1,000 - $10,000]

MINIMUM PARTIAL WITHDRAWAL AMOUNT:  [$500]

MORTALITY TABLE: 1980 CSO Mortality Table Age Last Birthday, [Smoker, Non-Smoker or Unismoker, Male, Female or Unisex (Table B)] (or appropriate increases in such tables for non-standard risks). For Insureds under age 18, [the mortality table used is the 1980 CSO Mortality Table Age Last Birthday [Male, Female or Unisex (Table B)] (or appropriate increases in such table for non-standard risks).]

MINIMUM GUARANTEED INTEREST RATE: [4%] a year

MAXIMUM CERTIFICATE LOAN INTEREST RATE: [5.5%] a year in arrears

Variable ACCOUNT INVESTMENT PROVISION

         Separate Accounts (s) _____

         Sub-Accounts [1-5]:
         Number of Notification Days:  [15]
         Investment Date:  [any business day]
         Liquidity Date(s): [last business day of each calendar quarter] Availability of Funds: [15 business days after the Liquidity Date(s)]

         Sub-Accounts [6-10]:
         Number of Notification Days:  [0]
         Investment Date:  [daily]
         Liquidity Dates(s):  [daily]
         Availability of Funds:  [1 business day after the Liquidity Date(s)]

         Separate  Accounts(s) ____

         Sub-Accounts [11-15]:
         Number of Notification Days:  [0]
         Investment Date:  [daily]
         Liquidity Date(s):  [daily]
         Availability of Funds:  [2 business days after the Liquidity Date(s)]

         Sub-Accounts [16-20]:
         Number of Notification Days:  [20]
         Investment Date:  [Monday of each week]
         Liquidity Date(s):  [last business day of each month]
         Availability of Funds:  [10 business days after the Liquidity Date(s)]

                                     CHARGES

PREMIUM EXPENSE CHARGE: [2%]

         [Includes the following:

                  [PREMIUM TAX CHARGE: [A charge calculated to approximate the aggregate taxes imposed on the Company by the state in which the [Policyholder's Home Office is located] [Certificate Owner resides] [Insured resides] based on Certificate premium received by the Company.]]

                  [FEDERAL TAX CHARGE: [1%]]

                  [DISTRIBUTION CHARGE: [5%]]]

                           [Year 1 - X%
                            Years 2 through 4 - Y%
                            Years 5 through 7 - Z%
                            Years 8 and after - A%]
MONTHLY COST OF INSURANCE CHARGES:  [See Page [7]]

ADMINISTRATIVE CHARGE: [$5] per month for each Certificate.

MONTHLY EXPENSE CHARGE: [varies by Certificate]

VARIABLE ACCOUNT MORTALITY AND EXPENSE RISK CHARGE: [The Owner will be assessed a charge each month [based on the prior month's Variable Account Certificate Value] not to exceed: (1) 1/12 of 0.75% of the Variable Account Certificate Value for the mortality and expense risks assumed by us during the first 120 months the Certificate is in force; (2) 1/12 of 0.50% of the Variable Account Certificate Value for the mortality and expense risks assumed by us during the next 120 months the Certificate is in force; and (3) 1/12 of 0.30% on an annual basis thereafter.] [One-twelfth of the charge, currently [.90%] on an annual basis, applied each month to the prior month's Sub-Account value. This charge may not exceed [.90%] on an annual basis.]

[One-twelfth of the annual charge shall be deducted on the monthly processing date of each Certificate from the Certificate values in the Variable Account(s). The charge is determined based on the assets in the Variable Account(s) as of the prior month's Variable Account Certificate Value. The Mortality and Expense Risk Charges are shown in the Table below. This charge may not exceed [.53%] on an annual basis.]

                    ASSETS IN VARIABLE ACCOUNTS       ANNUALIZED MORTALITY & EXPENSE RISK
                 $0 - $4,999,999                                     .53%
                 $5,000,000 - 14,999,999                             .48%
                 $15,000,000 - 29,999,999                            .43%
                 $30,000,000 - 49,999,999                            .38%
                 $50,000,000+                                        .33%

PARTIAL WITHDRAWAL TRANSACTION CHARGES: If the Owner withdraws part of their funds, we will deduct a 2% withdrawal transaction charge (maximum $25) from the Certificate Value each time a partial withdrawal is made.


TRANSFER CHARGE: Will not exceed $25[; no charge for the first twelve transfers in any Certificate Year].

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE: [One-twelfth of the charge currently [.0%] on an annual basis applied each month to the prior month's Sub-Account value. This charge may not exceed [.25%] on an annual basis, for up to [10] Certificate Years.]





                     [ADDITIONAL BENEFITS PROVIDED BY RIDER

FORM NO.              RIDER                        COST OF      PAYABLE
                                                   INSURANCE    TO


END 249P-94           OPTION TO ACCELERATE
                      DEATH BENEFITS
                      ENDORSEMENT


                      INSURED TERM RIDER]

                  GUARANTEED MAXIMUM COST OF INSURANCE CHARGES
                          PER $1,000 OF AMOUNT AT RISK

                                 MONTHLY RATE                   MONTHLY RATE

                    AGE           PER $1000          AGE         PER $1000
                    [35             0.176             70           3.354
                    36              0.187             71           3.682
                    37              0.200             72           4.060
                    38              0.215             73           4.496
                    39              0.233             74           4.984
                    40              0.252             75           5.513
                    41              0.275             76           6.077
                    42              0.297             77           6.666
                    43              0.323             78           7.276
                    44              0.350             79           7.924
                    45              0.380             80           8.635
                    46              0.411             81           9.431
                    47              0.444             82          10.339
                    48              0.480             83          11.373
                    49              0.519             84          12.514
                    50              0.561             85          13.738
                    51              0.610             86          15.022
                    52              0.666             87          16.357
                    53              0.729             88          17.738
                    54              0.800             89          19.172
                    55              0.877             90          20.678
                    56              1.960             91          22.287
                    57              1.047             92          24.063
                    58              1.140             93          26.120
                    59              1.239             94          28.813
                    60              1.350             95          32.818
                    61              1.474             96          39.643
                    62              1.613             97          53.066
                    63              1.772             98          83.333
                    64              1.949             99          83.333]
                    65              2.143
                    66              2.351
                    67              2.573
                    68              2.809
                    69              3.065

[Male, Age 35, Preferred Non-Smoker Based on 1980 CSO Mortality Table Age Last Birthday]

                     MINIMUM DEATH BENEFIT - OPTIONS 1 AND 2

                      GUIDELINE MINIMUM DEATH BENEFIT TABLE

                  AGE            PERCENTAGE              AGE           PERCENTAGE
               [Thru 40             250%                 60                130%
                  41                243%                 61                128%
                  42                236%                 62                126%
                  43                229%                 63                124%
                  44                222%                 64                122%
                  45                215%                 65                120%
                  46                209%                 66                119%
                  47                203%                 67                118%
                  48                197%                 68                117%
                  49                191%                 69                116%
                  50                185%                 70                115%
                  51                178%                 71                113%
                  52                171%                 72                111%
                  53                164%                 73                109%
                  54                157%                 74                107%
                  55                150%             75 thru 90            105%
                  56                146%                 91                104%
                  57                142%                 92                103%
                  58                138%                 93                102%
                  59                134%                 94                101%
                                                       95-100              100%]

                        MINIMUM DEATH BENEFIT - OPTION 3

                       CASH VALUE ACCUMULATION TEST TABLE

                        PERCENTAGE VARIES BY CERTIFICATE

                                   DEFINITIONS

[ACTIVELY AT WORK ON A FULL-TIME BASIS means the [Employee] is performing all of the regular duties of the [Employee]'s occupation at the [Employee]'s usual place of employment on a full-time work schedule which is in no way curtailed or altered because of the [Employee]'s health.]

AGE means how old the Insured is on the last birthday prior to the Certificate anniversary.

[AMOUNT AT RISK for each Certificate, means the total death benefit, including the Insured Term Rider, if any, provided by the Certificate less its Certificate Value.]

ASSIGNEE means the person to whom the Owner transfers ownership of the Certificate.

BASE AMOUNT means the amount of insurance coverage the Owner elects to buy in the application, not including the Insured Term Rider. The Base Amount is shown in the Certificate Specifications Page.

CERTIFICATE means the individual Certificate issued for each Insured describing the benefits to which the Owner is entitled under this Policy. In the event of any change in the Policy affecting the benefits under a Certificate, a new Certificate or Certificate rider will be issued to the Certificate Owner.

CERTIFICATE CHANGE means any change in the Face Amount, the underwriting class, the addition or deletion of a rider, or a change in the Death Benefit Option.

CERTIFICATE DATE OR DATE OF ISSUE means, with respect to any Insured, the effective date of that person's coverage. The Certificate Date is stated in the Certificate Specifications Page for each Insured. Certificate months, years and anniversaries are measured from this date.

CERTIFICATE OWNER OR OWNER means [the Policyholder.] [the person named in the Application Form.]

CERTIFICATE VALUE means the sum of the values in the Variable Account and the Fixed Account.

CERTIFICATE YEAR means a period of 12 months commencing on the same day of the year as the Certificate Date.

COMPANY means Allmerica Financial Life Insurance and Annuity Company, also referred to as we, our and us. Our telephone number is [1-800- ].

[ELIGIBLE [EMPLOYEE] means an [[Employee] or Member]who is in an eligible class as shown in the Specification Pages.]

[[EMPLOYEE] means a person who is actively at work [on a full-time basis] for an employer.]

[ENROLLMENT FORM OR APPLICATION means the form which is completed and signed by the Owner and the [Employee], if applicable, when applying for coverage under this Policy.]

EVIDENCE OF INSURABILITY means the information, including medical information, satisfactory to us, that we use to decide the underwriting class for the person Insured.

FACE AMOUNT means the sum of the Base Amount, plus the amount(s) under the Insured Term Rider, if applicable. The Face Amount is shown on the Certificate Specifications Page.

FINAL PAYMENT DATE OR FINAL PREMIUM PAYMENT DATE means the Certificate anniversary nearest the Insured's [100th] birthday. No payments may be made after this date.

[FULL-TIME WORK SCHEDULE means a normal week of at least [32] hours. If an [Employee] is on approved leave (and not disabled) or on vacation, the [Employee] is considered to be Actively at work.]

INSURED means the person on whose life a Certificate has been issued.

[INVESTMENT DATE(S) means the investment date(s) identified on a Specifications Page of the Certificate. It is the date specified by each Sub-Account Investment Manager as the date additional payments and transfers will be accepted into the Sub-Account(s).]

[LIQUIDITY DATE(S) means the date the Certificate Value in the Variable Account(s) is available for loans, surrenders, partial withdrawals, transfers and death benefits. The Liquidity Date(s) for each Sub-Account is shown on a Specifications Page of each Certificate. The Liquidity Date(s) for the Fixed Account is each valuation day.]

[Member means an investor of a financial institution or a member of an association.]

MONTHLY INSURANCE CHARGE means the amount of money we deduct from the Certificate Value each month to pay for the insurance.

MONTHLY PROCESSING DATE means the date on which the monthly deduction is made from the Certificate Value. This date is shown on the Specifications Page of the Certificate.

OUTSTANDING LOAN means all unpaid Certificate loans plus interest due or accrued on such loans.

POLICY YEAR means a period of 12 months commencing on the same day of the year as the Policy date of issue.

PREMIUM means a payment which must be made to keep a Certificate in force.

PRINCIPAL OFFICE means our office located at 440 Lincoln Street, Worcester, Massachusetts 01653.

PRO RATA refers to an allocation among the Sub-Accounts of the Variable Account and the Fixed Account. A Pro-rata allocation will be in the same proportion that the Certificate Value in each Sub-Account of the Variable Account and the Certificate Value in the Fixed Account (other than value that is subject to Outstanding Loan) have to the total unloaned Certificate Value.

RIDER means an optional benefit, which may be added to a Certificate [for an additional charge.]

SPECIFICATIONS PAGE(S) means pages that contain information specific to the Policy or the Certificate, as applicable, and are located after the Table of Contents.

SUB-ACCOUNTS means subdivisions of the Variable Account investing exclusively in the shares of one or more Funds, which the Certificate Owner chooses for their investment allocations.

UNDERWRITING CLASS means the insurance risk classification that we assign to the Insured based on the information in the application or Enrollment Form, if any, and any other Evidence of Insurability we obtain. The Insured's underwriting class affects the Monthly Insurance Charge, the Monthly Expense Charge and the amount of the payments required to keep the Certificate in force.

WRITTEN NOTICE OF CLAIM means written notification of the death of the Insured received in the Principal Office of the Company.

WRITTEN REQUEST means a request made by an Owner in writing in a form which is satisfactory to us and which is filed at our Principal Office.

                                   ELIGIBILITY

ELIGIBILITY: An [Employee] is eligible to be insured if the [Employee] is in an eligible class as shown in the Specifications Pages.

ELECTION OF INSURANCE: To elect insurance, the Owner, and an [Eligible [Employee,] as applicable,] must complete the necessary application form or Enrollment Form, if any, furnished by the Company and provide the Company with Evidence of Insurability which shows that the proposed Insured is an acceptable risk.

[Generally,] insurance will become effective on the first monthly processing date following the date the proposed Insured is accepted for insurance by the Company.

If there has been a material change in the proposed Insured's health between the time of completion of the Enrollment Form, if any, for this coverage and the effective date of coverage, new Evidence of Insurability may be required before such coverage on the proposed Insured will become effective.

Notwithstanding the above, in no event will new insurance become effective if this Policy has been terminated.

                                  GENERAL TERMS

OUR RIGHT TO CONTEST THE POLICY IS LIMITED: The validity of this Policy shall not be contested, except for non-payment of premiums, after it has been in force for two years from the date of issue. Except for failure to pay premiums, each Certificate issued under this Policy cannot be contested after the Certificate for that Insured has been in force during the Insured's lifetime for two years from the date of issue of the Certificate.

Except for failure to pay premiums, a requested increase in the Base Amount, a change from Death Benefit Option 1 or 2 or an increase in the Amount at Risk as a result of an additional Certificate premium payment which includes Evidence of Insurability cannot be contested after the increased amount or change in Death Benefit Option has been in force during the Insured's lifetime for two years from its effective date.

ENTIRE CONTRACT: The entire contract consists of :

- this Policy, including any riders and endorsements attached to this Policy, and

-  a copy of the Policy application which is attached to this Policy.

All statements by the Policyholder, Certificate Owner and any Insured person in the application or Enrollment Form, if any, including any subsequent applications, are considered representations and not warranties. The Company will not use any statement to contest this Policy or any Certificate issued under it or defend a claim unless the statement is in the application or Enrollment Form, if any, and a copy of the instrument containing the statement is or has been furnished to the Policyholder, Certificate Owner or beneficiary.

NONPARTICIPATING: No insurance dividends will be paid on this Policy.

ADJUSTMENT OF COST FACTORS: We determine the Monthly Insurance Charge and Fixed Account interest rates which are used to calculate the Certificate Value, subject to the guarantees noted in this Policy. Any changes in these charges and rates will be made by underwriting class only, and will be based on changes in our future expectations for such things as: our investment earnings, our expenses, life expectancy rates, and how many [Certificate Owners] [Insured's remain covered under] [keep] their Certificates.

SUICIDE EXCLUSION: If an Insured commits suicide, while sane or insane, within two years of the date the Certificate is issued, we will not pay a death benefit. The beneficiary will receive only the total amount of payments made to us for the insurance less any outstanding loan and loan interest due and amounts withdrawn. If the face amount is increased at the Owner's request, and then the Insured commits suicide, while sane or insane, within two years, we will not pay the increased amount. Instead the beneficiary will receive the Monthly Insurance Charges paid for this increase, plus any net death benefit otherwise payable.

MISSTATEMENT OF AGE [OR SEX]: If an Insured's age [or sex, if applicable,] is not correctly stated, we will adjust the net death benefit we will pay. The amount will be:

-  the  Certificate Value, plus

- the Amount at Risk that would have been purchased by the last Monthly Insurance Charge using the correct age [and sex].

No adjustment will be made if:

-  the Insured dies after the Final Payment Date.

PROTECTION OF BENEFITS: To the extent allowed by law, the benefits provided by a Certificate cannot be reached by the beneficiary's creditors. No beneficiary may assign, transfer, anticipate or encumber the Certificate Value or benefit unless the Owner gives them this right.

[EXPERIENCE CREDITS: We may allow an Experience Credit in an amount determined by the Company, based on the experience under the Policy. The amount of each such Experience Credit, if any, may be paid in cash or applied to and used to increase the Certificate Values.]

PERIODIC REPORT: We will mail a report to each Owner at his or her last known address at least once a year. This report will provide the following information for each Certificate:

-  death benefit;

-  Certificate Values in each Sub-Account and in the Fixed Account;

-  the value of the Certificate if it is surrendered;

-  [changes in the Maximum Single Premium and the Maximum Level Premium;]

-  [increases and decreases in the Face Amount;]

- Certificate payments made and monthly deductions by us since the last report; and

-  outstanding Certificate loans and any other information required by law.

CERTIFICATES: The Company will issue [a Certificate and Specifications Page(s)] to each Certificate Owner setting forth the Insured's name and a description of the benefits provided by the Policy.

OWNERSHIP OF ASSETS: The Company shall have exclusive and absolute ownership and control of its assets, including the assets of the Variable Account(s).

MONEY PAYABLE: All money payable by or to the Company is to be paid in the lawful currency of the United States of America.

ASSIGNMENT: The Policyholder may not assign this Policy.

PROJECTIONS: The Certificate Owner may request an illustration of future benefits based on both the guaranteed and then future assumptions. [The Company reserves the right to charge a fee for each projection requested; however, the fee will not exceed $25.]

AUTHORITY: No change in the Policy or a Certificate will be valid until it is approved by the President, a Vice President or Secretary of the Company. This approval must be endorsed on or attached to the Policy or Certificate. Neither an agent or other person has authority to accept representations or information not in a written Enrollment Form, if any, or application, nor may that person change this Policy or a Certificate or waive any of its provisions.

CHANGE IN POLICY: Subject to Policy guarantees, the Company has the right, at any time and from time to time, to change the cost of insurance rates, interest rates and any expenses shown in the Specifications Page(s).

The Policyholder may change the provisions of this Policy on any premium due date if the change is approved by the Company. Written consent must be given for any such change. The Company may change the provisions of this Policy on any premium due date if the Policyholder agrees. The consent of [a Certificate Owner,] an Insured or other person referred to in this Policy is not required to end, amend, modify or change this Policy. All changes to this Policy will apply on the effective date of the change, and will not be applied retroactively.

FACTS RELATING TO COVERAGE: At any reasonable time, the Company will have the right to inspect any records of the Policyholder which relate to this Policy.

CONFORMITY WITH STATE STATUTES: If any provision of this Policy is in conflict with any applicable statute, it is hereby amended to comply with the minimum requirements of such statute.

                      CERTIFICATE OWNER AND THE BENEFICIARY

CERTIFICATE OWNER: The Policyholder is the Owner of the Certificate unless another person is named as Owner in the application. The Owner may change the ownership of the Certificate without the consent of any revocable beneficiary. [Whenever the Face Amount of insurance is increased, the Insured must be notified or agree.] The Certificate Owner may exercise all other rights and options granted by this Policy, subject to the consent of any irrevocable beneficiary.

ASSIGNMENT: The ownership of a Certificate may be changed by the Owner sending us a written request. The written request must be received at our Principal Office. An absolute assignment will transfer ownership of a Certificate to another person called the assignee.

An Owner may also assign the Certificate as collateral to a collateral assignee. The limitations on Ownership rights while a collateral assignment is in effect are specified in the assignment.

An approved written assignment will take effect as of the date it is signed. Any rights created by the assignment will be subject to any payments made or actions taken by us before the change is received. We are not responsible for assuring that any assignment or any assignee's interest is valid.

BENEFICIARY: The Owner names the beneficiary to receive the net death benefit. The beneficiary's interest will be affected by any assignment. If a Certificate is assigned as collateral, all or a portion of the net death benefit will first be paid to the collateral assignee; any money left over from the amount due the assignee will go to those otherwise entitled to it.

A beneficiary may be revocable or irrevocable. A revocable beneficiary may be changed at any time by written request; but an irrevocable beneficiary must agree to any change in writing. An irrevocable beneficiary's permission is also needed to exercise other rights and options granted by the Certificate. Unless otherwise indicated, the beneficiary will be revocable.

Any change of the beneficiary must be made while the Insured is living. This change will take place on the date the request is signed, even if the Insured is not living on the day we receive it. Any rights created by the change will be subject to any payments made, or actions taken, before we receive the written request.

[If a beneficiary dies before the Insured, his or her interest in the proceeds will pass to any surviving beneficiaries in proportion to their share in the net death benefit, unless requested otherwise. If all beneficiaries die before the Insured, the net death benefit will pass to the Owner or the Owner's estate.]

                              TERMINATION OF POLICY

TERMINATION OF POLICY: This Policy may be terminated by the Company or the Policyholder.

[The party who initiates the termination will send a notice to the Certificate Owner of record, if other than the Policyholder, at the last known address for the Owner, at least 15 days prior to the date of termination.]

No Enrollment Forms, if applicable , for new Insureds will be accepted on or after the date notice of termination is received or sent by the Company, whichever is applicable.

CONTINUATION OF INSURED'S COVERAGE AFTER TERMINATION OF THE POLICY: If this Policy is terminated, any Certificate then in effect will remain in force under the terminated Policy, provided it is not cancelled or surrendered by the Certificate Owner.

                      TERMINATION OF INSURANCE CERTIFICATE

TERMINATION OF INSURANCE: Prior to an Insured's death, the Insured's Certificate will terminate on the first to occur of the following:

-  the Certificate lapses,

-  the foreclosure date, or

-  the surrender of the Certificate is requested.

[If the Insured ceases to be in an eligible class, the Certificate Owner may continue the Certificate, but all future premiums must be allocated to the General Account.]

                                    PREMIUMS

PREMIUMS: The Certificate premium is the premium paid by the Certificate Owner for insurance coverage under this Policy. . [The Policy and Certificates will not be in force until the first premium is paid to us.] [Additional Certificate premium payments may be made to us at any time before the Final Payment Date, subject to the condition that Evidence of Insurability of the Insured is provided which is satisfactory to us if the payment would increase the death benefit by more than the amount of the payment. Payments must be sent either to our Principal Office or to our authorized representative.]

If requested in writing, we will send a signed receipt after payment. The payment amount, which must be paid to keep the Certificate in force, is described in the Certificate Grace Period and Certificate Lapse provision.

PREMIUM PAYMENT LIMITATIONS: We may limit the amount of Certificate premium payment received in any Certificate Year if the Death Benefit Option is either 1 or 2. [This limit will not be less than the guideline level premium; however,] the sum of all payments made on each Certificate from the issue date, minus any partial withdrawals, may not be more than the greater of:

-  the guideline single premium, or

-  the sum of the guideline level premiums to the date of payment.

The guideline premium amounts are shown on the Specifications Page of the Certificate if Death Benefit Option 1 or 2 has been elected. These premium limitations will not apply if they cause the Certificate to lapse.

Guideline premiums are determined according to rules in the federal tax law, and will be adjusted as that law changes.

If the maximum payment limit applies to a Certificate, the excess payment will be applied first to the outstanding loan and we will then return any balance to the Owner within 60 days after the Certificate anniversary. We will pay interest on each refund at the Fixed Account interest rate in effect on the date we receive payment.

Subject to the limitations set forth above, the Company will accept any Certificate premium payment (or portion thereof) which does not increase the Amount at Risk regardless whether Death Benefit Option 1, 2 or 3 is in effect; see Required Minimum Amount of Death Benefit Provision. [Any Certificate premium payment (or portion thereof) which would increase the Amount at Risk shall be returned to the Owner by the Company. No additional Certificate premium payments which increase the Amount at Risk will be accepted and no additional death benefit shall be provided until the following conditions have been met:

-  Evidence of Insurability has been received by the Company; and

- the Company has notified the Owner that the Insured is in a satisfactory underwriting class. This notification shall include a copy of the Enrollment Form, if applicable , containing the information relied on by the Company in making its determination. The Owner may make Certificate premium payments which increase the Amount at Risk for up to 60 days following the date of such notification by the Company that the conditions have been met, but not later than the Final Payment Date.]

NET PREMIUM: The net premium is equal to the premium less any premium expense charge. The premium expense charge in effect on the Policy issue date is shown on the Schedule Page(s) as "PREMIUM EXPENSE CHARGE." The premium expense charge in effect on each Certificate issue date is shown in the Certificate Schedule Page(s) as "PREMIUM EXPENSE CHARGE". It may be adjusted to reflect any increase or decrease in the applicable state, local, or federal premium expense rate.

                                  GRACE PERIOD

[POLICY PREMIUM GRACE PERIOD: If, prior to the due date of any Policy premium after the first, the Owner has not previously given notice to the Company to terminate the Policy, a grace period of 31 days will be granted for payment of the Policy premiums. If any Policy premium is not paid by the end of this grace period, the Policy will be discontinued at the end of such period. The Policy will be discontinued before that date if the Policyholder has given to the Company written notice in advance to discontinue it.]

CERTIFICATE GRACE PERIOD AND CERTIFICATE LAPSE: We will send the Owner a notice if Certificate premium payments are not enough to keep the Certificate in force. The Certificate will continue for 62 days, which is the grace period.

The first day of the grace period is called the date of default. We will send the notice to the Owner's last known address, or to the person named to receive this notice, showing the due date and the amount of premium which must be paid to keep the Certificate in force.

[We also will send a notice to the Owner's last known address at least 15 and not more than 45 days prior to the end of the grace period if the surrender value is not adequate to prevent Certificate lapse.]

The grace period will begin if the Certificate Value less any outstanding loan on a monthly processing date is less than the amount needed to pay the next monthly deduction plus any outstanding loan interest accrued.

The death benefit during the grace period will be reduced by any overdue charges. The Certificate will lapse if the amount shown in the notice remains unpaid at the end of the grace period. The Certificate terminates on the date of lapse.

REINSTATEMENT: If a Certificate has lapsed or foreclosed for failure to pay loan interest, and has not been surrendered, it may be reinstated within three years after the date of default or foreclosure. We will reinstate the Certificate on the monthly processing date following the day we receive all of the following items:

-  a written application for reinstatement,

- Evidence of Insurability showing the Insured is insurable according to our underwriting rules[,and

-  a payment large enough to keep the Certificate in force for three months].

The Owner may repay or reinstate any outstanding loan on the date of default or foreclosure.

The reinstatement premium will be allocated to the Fixed Account until we approve the application, at which time we will transfer the reinstatement premium, plus accrued interest, as directed in the most recent premium payment allocation request.

The Certificate Value on the reinstatement date is:

- the payment to reinstate the Certificate, including the interest earned from the date we received the payment; plus

- an amount equal to the Certificate Value less any outstanding loan on the default date; less

-  the monthly deduction due on the reinstatement date.

                                CERTIFICATE VALUE

PAYMENT AND ALLOCATION OF NEW PAYMENTS: Each payment made to us will be added to the Certificate Value. The Certificate Value consists of all the money in the Variable Account and the Fixed Account.

ALLOCATION OF PAYMENTS: If a Certificate Owner makes a payment with the application or at any time before the date of issue, we will hold the payment in the Fixed Account as of the day we receive it at our Principal Office. When the Certificate has been issued, we will transfer any funds from the Fixed Account (which were not allocated by the Owner to the Fixed Account) as directed by the Owner in the application or by later request. All payments received thereafter will be allocated in accordance with the most recent payment allocation request. All percentage allocations must be in whole numbers, with the total allocation to all selected accounts equaling 100%.[ A processing charge of up to $25 may be made for changing the payment allocation.]

[Before the Right to Examine the Certificate expires, the Company may put the net payment to be invested in the Separate Account(s) into the Sub-Account investing in the [Money Market fund] on the date the proposed Insured is accepted for insurance by the Company or on the date the payment is received at the Company's Principal Office, whichever is later. The Company will transfer the Certificate Value from the Fixed Account or the Sub-Account investing in the [Money Market fund,] as applicable, as directed by the Certificate Owner according to the Certificate Owner's most recent allocation, no later than the expiration of the period during which the Certificate Owner may exercise his or her Right to Examine the Certificate [subject to the Sub-Account Investment Provision]. All net payments received thereafter will be allocated in accordance with the Certificate Owner's most recent payment allocation request.]

[In addition, net premium paid at any time prior to the Final Premium Payment Date will be placed in the Fixed Account, or in the Sub-Account investing in the [Money Market fund,] as applicable, on the date it is received at the Principal Office. Certificate Value will be transferred to the Sub-Account(s) in accordance with the Certificate Owner's premium allocation no later than the next applicable Investment Date following the receipt of the premium.]

MONTHLY DEDUCTION: The monthly deduction from each Certificate's Value is the sum of the following charges:

-  the Monthly Insurance Charges;

-  monthly expense charge;

-  administrative charge;

-  the mortality and expense risk charge; [and

-  the variable account administrative charge; and

-  any monthly rider charge(s)].

Monthly deductions are made on the date of issue of the Certificate and on each monthly processing date until the Final Payment Date. Thereafter, the mortality and expense risk charge will be deducted on the Monthly Processing Date for the life of the Insured.

The Owner may choose the Sub-Account from which the monthly deduction will be made. If no choice is made, we will deduct the monthly deduction Pro-rata [among the Fixed Account and the Sub-Accounts from which funds can be liquidated on a monthly processing date. Any portion of the monthly deduction which cannot be satisfied on a monthly processing date, solely due to the Sub-Account Investment Provision, will be deducted from the Sub-Account(s) based on the Liquidity Date(s) which next occurs unless paid by the Certificate Owner prior to that Liquidity Date(s). A charge of not more than 8% per annum may be imposed on such amounts.] In the event any charge is greater than the Value of a Sub-Account to which it relates on a monthly processing date, the unpaid balance will be totaled and allocated Pro-rata among the other [liquid] Sub-Accounts of the Separate Account; the Company will notify the Owner if this occurs.

Charges allocated to the Fixed Account will be deducted on a last-in, first-out basis. This means that we use the most recent payments to pay the fees.

INSURANCE CHARGES:

The Monthly Insurance Charge for each Certificate equals the sum of the charges that apply to:

-  the  Base  Amount, plus

-  each increase in the Base Amount,

-  plus any rider benefits.

We will determine the Monthly Insurance Charge each month. The actual charge for the Insured Term Rider may be different than the charge for the Base Amount. Any changes in these charges will be made by underwriting class. If the Face Amount is decreased, we will adjust the Monthly Insurance Charge according to the Benefit Change provision.

The Maximum Monthly Insurance Charge for the initial Face Amount will not be more than (1) multiplied by (2) where:

- (1) is the insurance rate shown for the Insured's age in the Table in the Specifications Page; and

-  (2) is the initial Face Amount divided by 1,000.

For the purposes of this calculation, if one of the level death benefit options is in effect, the initial Face Amount will be reduced by the Certificate Value, [minus charges for rider benefits at the beginning of the month,] but not less than zero.

If the Face Amount is increased, the Monthly Insurance Charge for the increase will not be more than (3) multiplied by (4) where:

- (3) is the insurance rate applicable to the increased Face Amount for the Insured's age; and

-  (4) is the amount of the increase in the Face Amount divided by 1,000.

For purposes of this calculation, "age" means how old the Insured is on the last birthday prior to the anniversary of the effective date of the increase. If one of the level death benefit options is in effect and the Certificate Value is higher than the initial Base Amount, the excess Certificate Value, minus charges for rider benefits at the beginning of the month, will be used to reduce any Insured Term Rider insurance benefit and increases in the Base Amount in the order in which the Insured Term Rider insurance and increases in the Base Amount were issued.

If the total death benefit is the minimum death benefit required for the Certificate to qualify as life insurance under the federal tax law, the Monthly Insurance Charge for the portion of the death benefit which exceeds the Face Amount (i.e., initial Base Amount plus any Insured Term Rider insurance and increases) will not be higher than (5) multiplied by (6) divided by 1,000 where:

-  (5) is the insurance rate applicable to the initial Base Amount; and

-  (6) is the death benefit less:

   - the greater of the Face Amount or the Certificate Value if either of the level death benefit options is in effect, or

   - the Face Amount plus the Certificate Value, if the Death Benefit Option 2 is in effect.

INSURANCE RATES: [The cost of insurance rate for each Certificate may include an expense factor and a mortality factor. The expense factor covers a portion of our acquisition and distribution costs, tax and administrative expenses.] The mortality factor is based on the Insured's:

-  age,

-  effective date of insurance coverage, including increases,

-  sex, if applicable,

-  underwriting class, and

-  Base Amount.

The guaranteed rates will be no greater than the:

- the Commissioner's 1980 Standard Ordinary Mortality Table Age Last Birthday, [Male, Female, Unisex (Table B), Smoker, Non-Smoker, Unismoker], and

-  appropriate increases in such tables for rated risks.

[The insurance rates actually charged will usually be lower than, and never will be higher than, the guaranteed rates. We will review the actual insurance rates whenever we change these rates for new group flexible premium variable life insurance policies. In any event, rates will be reviewed not more often than once each year, but not less than once in a five-year period.]

                               VARIABLE ACCOUNT(S)

VARIABLE ACCOUNT: The Variable Account consists of one or more Separate Accounts. The Value of a Certificate will vary if it is funded through investments in the Sub-Accounts of the Separate Account(s). [A Separate Account that is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 ("1940 Act") is referred to as a "registered Separate Account." A Separate Account that is not registered under the 1940 Act is referred to as a "non-registered Separate Account."] [The Policy provides for two Separate Accounts, A and B.] The Separate Account(s) are separate from our Fixed Account. We have exclusive and absolute ownership and control of all assets, including those in the Separate Account(s). However, the portion of assets in the Separate Account(s) equal to the reserves and liabilities of the Certificates which are supported by the Separate Account(s) will not be charged with liabilities that come from any other business we conduct.

[Separate Account A, which we established to support variable life insurance certificates is called [______] and, is registered with the SEC as a unit investment trust under the 1940 Act. [Separate Account B, which we established to support variable life insurance certificates is called [ ], and is registered with the SEC as a management investment company under the 1940 Act. The Separate Account(s) are also governed by the laws of the Commonwealth of Massachusetts and the State of Delaware.]

[Interests in the Separate Account(s) have not been registered under the Securities Act of 1933 ("1933 Act"). Separate Account(s) A is not registered under the 1940 Act in reliance on the exemption provided by Section 3(c)(1) of the 1940 Act. Separate Account(s) B is not registered under the 1940 Act in reliance on the exemption provided by
Section 3(c)(7) of the 1940 Act.]

Each Separate Account(s) may have several Sub-Accounts. The Sub-Accounts in which the Owner initially chose to invest are shown in the Allocation Form. Each Sub-Account invests its assets in a separate series of an investment company (called a "Fund") , which may or may not be registered under the 1940 Act, or in other securities and investments. Funds that are registered under the 1940 Act are referred to as "registered funds." Funds that are not registered under the 1940 Act are referred to as "non-registered funds."

[Sub-Account 1 of Separate Account(s) A will initially invest in (name) Fund, which is not registered under the 1940 Act in reliance on the exemption provided by Section 3(c)(1) of the 1940 Act. Sub-Account 1 of Separate Account(s) B will initially invest in (name) Fund, which is not registered under the 1940 Act in reliance on the exemption provided by Section 3(c)(7) of the 1940 Act] [Sub-Account 2 of Separate Account(s) A will initially invest in the (name) Fund, and Sub-Account 2 of Separate Account(s) B will initially invest in the
(name) Fund.]

We reserve the right, when the law allows, to change the name of the Separate Account or any of its Sub-Accounts.

VARIABLE ACCOUNT CERTIFICATE VALUE: Certificate premium payments made, which are allocated to the Sub-Accounts, will purchase units of the Sub-Accounts [on the first Investment Date on or following receipt by the Company of such premiums at its Principal Office].

The number of units purchased in each Sub-Account is equal to the portion of the payment allocated to the Sub-Account, divided by the value of the applicable unit as of the valuation date the payment is received at our Principal Office or on the date value is transferred to the Sub-Account from another Sub-Account or the Fixed Account.

The number of units will remain fixed unless (1) changed by a subsequent split of unit value, or (2) reduced because of a transfer, Certificate loan, partial withdrawal, transaction charges, monthly deduction or surrender allocated to the Sub-Account. Any transaction described in (2) will result in the cancellation of a number of units, which are equal in value to the amount of the transaction. On each valuation date we will value the assets of each Sub-Account in which there has been activity. The Certificate Value in a Sub-Account at any time is equal to the number of units the Certificate then has in that Sub-Account multiplied by the Sub-Account's unit value. The value of a unit for any Sub-Account for any valuation period is determined by multiplying that Sub-Account's unit value for the immediately preceding valuation period by the net investment factor for the valuation period for which the unit value is being calculated. The unit value will reflect the charges of the Sub-Account, if any, and the investment advisory fee and other expenses incurred by the Funds.

NET INVESTMENT FACTOR: The net investment factor measures the investment performance of a Sub-Account during the valuation period that has just ended. The net investment factor for each Sub-Account is equal to 1.00 plus the result from dividing (a) by (b) [and subtracting (c)] where:

- (a) is the investment income of the Sub-Account for the valuation period, plus capital gains, realized or unrealized, credited during the valuation period; minus capital losses, realized or unrealized, charged during the valuation period; adjusted for provisions made for taxes, if any; and

- (b) is the value of that Sub-Account's assets at the beginning of the valuation period[; and

- (c) is a charge equal to ___% on an annual basis of the daily value of the Sub-Account's assets].

Since the net investment factor may be more or less than one, the unit value may increase or decrease. The Owner bears the investment risk. We reserve the right (subject to any required regulatory approvals) to change the method we use to determine the net investment factor.

VALUATION DATES AND PERIODS: [The day that the Company values the assets of a Sub-Account is the valuation date. For each Sub-Account of an unregistered Separate Account, the valuation date will be at least monthly for the purpose of determining the monthly deduction. For each Sub-Account of a registered Separate Account, a Valuation Date is each day that the New York Stock Exchange (NYSE) is open for business and any other day in which there is enough trading in the Separate Account's underlying portfolio securities to materially affect the value of the Separate Account. A valuation period is the period between valuation dates.] [For the Sub-Account(s) investing in non-registered funds, the Liquidity Date(s) and the Investment Date shown in the Certificate Specifications Page(s) shall be used for determining the value of each Separate Account(s) for all other purposes under the Certificate.]

ADDITION, DELETION or SUBSTITUTION OF INVESTMENTS: We may not change the investment policy of the Separate Account without the approval of the Insurance Commissioner of Delaware. The investment policy is on file with the Commissioner.

We reserve the right, subject to compliance with applicable law, to add to, delete from, or substitute for the shares of a Fund that are held by the Separate Account or that the Separate Account may purchase. We reserve the right to buy shares of other Funds for other series or classes of certificates, or to cause a conversion between series or classes of certificates or contracts if Owner(s) request it. We also reserve the right to eliminate the shares of any Fund if they are no longer available for investment, or if we believe investing more in any eligible Fund is no longer appropriate for the purposes of the Separate Account. We will notify the Owner before we substitute any shares in the Separate Account.

We reserve the right to establish other Sub-Accounts, and to make them available to any class or series of certificates as we think appropriate. Each new Sub-Account would invest in a new investment company or in shares of another open-end investment company. We also reserve the right to eliminate or combine existing Sub-Accounts of the Separate Account and to transfer the assets between Sub-Accounts, when allowed by law. If we believe it is in the best interests of our Certificate Owners, we may operate the Separate Account [as a management company under the Investment Company Act of 1940,] or we may de-register it under that Act if the registration is no longer required.] We may also combine it with other separate accounts.

No material change in the underlying investment policy of a Sub-Account of the Separate Account shall be made until 60 days have elapsed from the date such change has been filed with the Commissioner of Insurance or such shorter period as the Commissioner may permit. In the event of material change in the investment policy of a Sub-Account of the Separate Account or of a Fund, Certificate Owners will be notified of the change. If Certificate Values are in that Sub-Account, we will transfer it without charge on written request to another Sub-Account of the Separate Account or to the Fixed Account [as of the next Liquidity Date(s)]. We must receive the written request within sixty (60) days of the later of (1) the effective date of such change in the investment policy or (2) the receipt of the notice of the Owner's right to transfer. The Owner may then change the premium and deduction allocation percentages.

If we make any substitutions or changes in the Separate Account(s) that we believe are necessary or appropriate, we may make changes in this Policy by written notice to reflect the substitution or change.

[SUB ACCOUNT INVESTMENT PROVISION: Investments into and payment of Certificate loans, surrenders, partial withdrawals, transfers, and death proceeds from the Separate Account(s) will be determined based upon the Sub-Account Investment Provision shown on the Specifications Page. The Sub-Account Investment Provision shall identify the Investment Date, Liquidity Date(s) and the notice period required prior to the Liquidity Date(s).]

FEDERAL TAXES: If we must pay taxes on the Separate Account, we will charge the Certificate Owners for that tax. Although the account is not now taxable, we reserve the right to make a charge for taxes if the account becomes taxable.

SPLITTING OF UNITS: We reserve the right to split the value of a unit, either to increase or decrease the number of units. Any splitting of units will have no material effect on Certificate benefits.

                                  FIXED ACCOUNT

FIXED ACCOUNT: The Fixed Account is a part of our General Account. The General Account consists of all assets owned by us, other than those in the Variable Account and other separate accounts. Except as limited by law, we have sole control over the investment of these General Account assets. Certificate Owners do not share directly in the investment experience of the General Account, but are allowed to allocate and transfer funds into the Fixed Account.

FIXED ACCOUNT INTEREST RATES: The interest rate credited to Certificate Value in the Fixed Account is set by us but is guaranteed never to be less than that described in the Specifications Page. We will review the non-guaranteed interest rate from time to time, at least once a year. The interest rate in effect on the day we receive the Certificate Owner's payment at our Principal Office is guaranteed for one year unless the Owner borrows money from that Certificate Value. The interest rate on Certificate Value transferred from a Sub-Account of the Separate Account(s) to the Fixed Account is not guaranteed. Certificate value which is within the first-year guarantee period first will be used for payment of fees, charges, loans and partial withdrawals on a last-in, first-out basis.


The interest rate in effect on a Certificate anniversary is guaranteed for one year for those Certificate Values in the Fixed Account on the Certificate anniversary so long as those values remain in the Fixed Account and are not borrowed.

FIXED ACCOUNT CERTIFICATE VALUE: The Fixed Account Certificate Value on the date of issue is the net premium less the first monthly deduction . On each monthly processing date thereafter, the Certificate Value of the Fixed Account is:

- the Certificate Value in this account on the preceding monthly processing date, if any, increased by one month's interest, plus

- payments received since the last monthly processing date which are allocated to the Fixed Account plus the interest accrued from the date the payments are received by us, plus

- Separate Account Certificate Value transferred to the Fixed Account from any Sub-Accounts since the preceding monthly processing date, increased by interest from the date the Certificate Value is transferred, minus

- Certificate Value transferred from the Fixed Account to a Sub-Account since the preceding monthly processing date and interest accrued on these transfers from the transfer date to the monthly processing date, minus

- partial withdrawals from the Fixed Account and partial withdrawal transaction charges since the last monthly processing date, interest accrued on these withdrawals and charges from the withdrawal date to the monthly processing date, minus

- any transaction charges allocated to the Fixed Account for any changes in the Face Amount since the last monthly processing date and interest accrued on such charges to the monthly processing date, minus

- the portion of the monthly deduction allocated to the Certificate Value in the Fixed Account.

During any Certificate month the Fixed Account Certificate Value will be calculated on a consistent basis.

BASIS OF VALUE OF THE FIXED ACCOUNT: We base the minimum surrender value in the Fixed Account on mortality no greater than the [Commissioner's 1980 Standard Ordinary Mortality Table Age Last Birthday, Male, Female or Unisex (Table B)] with interest at [4%] each year, compounded annually.

Actual Certificate Values are based on interest and insurance rates that we set. [We have filed a detailed description of the way we determine this value with the State Insurance Department.] All values equal or exceed the minimums required by law in the state in which the Certificate is delivered.

                               TRANSFERS OF VALUE

While the Certificate is in force, the Owner may transfer amounts between the Fixed Account and the Sub-Accounts or among Sub-Accounts, on request either in writing or by telephone transfer, if this option has been chosen. [Any transfer must be made in accordance with the Sub-Account Investment Provision and is subject to the postponement of payment provision.].

Once during the first 24 months after the Certificate date of issue, and once during the first 24 months after an increase in the Base Amount, the Owner may transfer, without charge, all or part of the Certificate Value in the Separate Account(s) to the Fixed Account [, based on the Liquidity Date(s) which next occurs,] in order to convert to a Fixed Account only product. Thereafter, future payments will be allocated to the Fixed Account unless specified otherwise. All other transfers are subject to the following rules, and will be permitted with our approval.

The minimum and maximum amounts that may be transferred from the Fixed Account to the Separate Account shall be determined by us. [The minimum amount required for a transfer will be no more than [$500.] The maximum transfer amount will not be less than the lesser of [$100,000 or 25%] of the Certificate Value.]

[Transfers from the Fixed Account to any Sub-Account(s) of the Separate Account are permitted only once per calendar quarter [based on the Liquidity Date(s)].] [Subject to any liquidity restrictions of a non-registered Separate Account,] there is no limit on the number of transfers between the Sub-Accounts of the Separate Account and there is no limit on the number of transfers between the Sub-Accounts of the Separate Account to the Fixed Account.

If a transfer would reduce the Certificate Value in a Sub-Account to less than $100, we reserve the right to include the remaining value in the amount transferred.

There will be no charge for the first [12] transfers in a Certificate Year, but a transfer charge of up to [$25] may be made on each additional transfer. Any transfer charge will be deducted from the amount that is transferred. Transfers that result from a Certificate loan or repayment of a loan are not subject to these rules.

[If the Investment Date(s) of the Sub-Account(s) to which a transfer is to be made is a date other than the Liquidity Date(s) of the Sub-Account(s) from which the transfer will be made, such transfer amount will be made to the [Money Market Fund] and remain there until the next applicable Investment Date(s).]

The Company may at any time revoke, modify, or limit the transfer privilege.

                         [DOLLAR COST AVERAGING OPTION]

[An Owner may elect automatic transfers of at least $100 to be made from one Sub-Account (called the DCA Sub-Account in this provision) to one or more of the other Sub-Accounts of the Separate Account. We will permit the Owner to designate the [Money Market Sub-Account] as the DCA Sub-Account. Other Sub-Accounts or the Fixed Account may be designated as the DCA Sub-Account subject to our consent.

Automatic transfers may be made on a monthly, quarterly, semi-annual or annual frequency. The Dollar Cost Averaging Option will be treated as one of the twelve free transfers permitted in a year without regard to how many Sub-Accounts are elected or the transfer frequency. We reserve the right to limit the number of Sub-Accounts that may be utilized and we may discontinue this option at any time upon advance written notice to the Owner.

If an automatic transfer reduces the balance in the DCA Sub-Account to less than $100, the entire balance will be transferred proportionately to the chosen Sub-Account(s).

The Dollar Cost Averaging Option will end:

- when the amount in the DCA Sub-Account is zero after an automatic transfer has been made and no payments are allocated to the DCA Sub-Account before the next DCA processing date; or

-  upon request by the Owner.

[We will send a written notice to the Owner when the Dollar Cost Averaging Option ends.] Payments allocated to the Sub-Account designated as the DCA Sub-Account after this option has ended will not automatically reinstate the option; a new election must be made.

The Dollar Cost Averaging Option and the Automatic Rebalancing Option may not be in effect at the same time.]

                         [AUTOMATIC REBALANCING OPTION]

[By electing this option the Owner may automatically rebalance the Sub-Accounts of the Separate Account. The Owner may direct us to process such transfers on a monthly, quarterly, semi-annual or annual frequency. When the Owner elects this option he or she will designate the percentage allocation for each of the Sub-Accounts chosen. On each periodic transfer date we will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the designated percentage allocation mix.

The Automatic Rebalancing Option will be treated as one of the twelve free transfers permitted in a Certificate Year without regard to how many Sub-Accounts are elected or the transfer frequency. If the amount necessary to reestablish the designated mix on any transfer date is less than $100, no transfer will be made. The arrangement may be terminated on written request. We reserve the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the option upon advance written notice to the Owner.

The Dollar Cost Averaging Option and the Automatic Rebalancing Option may not be in effect at the same time.]

                                CERTIFICATE LOANS

The Certificate will be the security for the loan.

AMOUNT AN OWNER MAY BORROW: The total amount the Owner may borrow is the loan value. The loan value is 90% of the Certificate Value. Owners are advised to consult with a tax advisor before making a Certificate loan.

If the Owner does not specify from which accounts to borrow, we will allocate the loan Pro rata [,subject to any Liquidity Date(s) and the Sub-Account Investment Provision.]

In order to secure the outstanding loan, we will transfer the Certificate Value in each Sub-Account equal to the Certificate loan allocated to each Sub-Account to the Fixed Account [subject to any Liquidity Date(s) or limitations or withdrawal restrictions of limited partnership agreements imposed by funds in which the investment manager has invested Sub-Account assets, and in accordance with the Sub-Account Investment Provision.]. [The Company will allocate the loan Pro rata to the Separate Account(s) on the Liquidity Date(s) immediately following the date the Company receives the loan request. Certificate Value in each Separate Account(s) equal to the Certificate loan allocated to each Separate Account(s) will be transferred on the Liquidity Date(s) to the Fixed Account to secure the debt.]

LOAN INTEREST: Interest is due on Certificate loans. Except as otherwise provided in the Preferred Loan Option, the maximum rate of interest is set forth in the Specifications Page(s). Interest accrues daily, and is payable at the end of each Certificate Year. Any interest that is not paid on time will be added to the loan principal and bear interest at the same rate. If this makes the principal higher than the Certificate Value in the Fixed Account, we will offset this shortfall by transferring funds from the Sub-Accounts to the Fixed Account. We will allocate the transferred amount Pro rata among the Sub-Accounts in the same proportion that the value in each Sub-Account has to the total value in all of them [,subject to any Liquidity Dates(s) and the Sub-Account Investment Provision.]

REPAYING THE OUTSTANDING LOAN: The Owner may repay the outstanding loan at any time before the Owner's Certificate lapses. When it is repaid, we will transfer the Certificate Value securing the loan that is in the Fixed Account to the various Sub-Accounts [on the next Investment Date] and increase the value in them. The Owner may tell us how to allocate repayments, but if the Owner does not, we will allocate them according to the most recent payment allocation choices made. Loan repayments made to the Separate Account cannot be higher than the amounts transferred from it to secure the outstanding loan.

FORECLOSURE: If at any time the Certificate Value less any outstanding loan is insufficient to cover the monthly deduction, we will terminate the Certificate. We will mail a notice of this termination to the last known address of the Owner and any assignee. If the excess outstanding loan is not paid within 62 days after this notice is mailed, the Certificate will terminate with no value. The Owner may reinstate the Certificate according to the Reinstatement provision.

PREFERRED LOAN OPTION: All Certificate loans after the tenth Certificate Year will qualify as a preferred loan.

The annual interest rate charged to that portion of the Certificate loan is guaranteed to not exceed 4.5%. The annual interest rate credited to Preferred loans is guaranteed not to be less than 4%.

This option may be revoked by the Owner at any time.

                        SURRENDER AND PARTIAL WITHDRAWALS

SURRENDER: An Owner may cancel the Certificate and receive its surrender value as long as the Insured is living on the date we receive the Owner's written request in our Principal Office. The Certificate will be canceled on that day The Owner may choose to receive the surrender value in a lump sum or under a benefit option. . [The surrender value will be paid as of the Liquidity Date(s) following the date the request is received in the Principal Office and in accordance with the Sub-Account Investment Provision.]

SURRENDER VALUE: The surrender value equals the Certificate Value minus any outstanding loan.

PARTIAL WITHDRAWALS: Partial withdrawals are not allowed during the first Certificate Year. After the first Certificate Year, an Owner may make a partial withdrawal. Each partial withdrawal must be at least $500. We will deduct a 2% partial withdrawal transaction charge, not to exceed $25, from the Certificate Value each time a partial withdrawal is made. [Partial withdrawals from the Separate Account(s) may only be made on a Liquidity Date(s) and in accordance with the Sub-Account Investment Provision.]

If one of the Level Death Benefit Options is elected, the Face Amount and Certificate Value will be reduced by the amount of the partial withdrawal, and the Certificate Value will be further reduced by the partial withdrawal transaction charge. The Face Amount will be decreased in the following order:

- first, the most recent increase in the Insured Term Rider, if any, or Base Face Amount,

- second, the next most recent increases in the Insured Term Rider, if any, or the Base Amount, in succession,

-  the initial Insured Term Rider benefit, if any, and

-  last, the initial Face Amount.

If the Death Benefit Option 2 is elected, the Certificate Value will be reduced by the amount of the partial withdrawal and the partial withdrawal transaction charge.

We will not permit a partial withdrawal if it reduces the Face Amount to less than that described in the Specifications Page.

If the Owner does not allocate a partial withdrawal and the partial withdrawal transaction charge among the Fixed Account and each Sub-Account, we will allocate that amount Pro rata.

                             PAYMENTS AND DEFERRALS

POSTPONEMENT OF PAYMENT: We may postpone any transfer from the Separate Account or payment of any amount payable on:

-  surrender,

-  partial withdrawal,

-  transfer,

-  Certificate loan, or

-  death of the Insured.

[The postponement will continue during any period when:

- trading on the New York Stock Exchange (NYSE) is restricted as determined by the SEC, or the NYSE is closed for days other than weekends and holidays, or

-  the SEC by order has permitted such suspension, or

- the SEC has determined that such an emergency exists that disposal of portfolio securities or valuation of assets is not reasonably practical.]

We may also postpone any transfer from the Fixed Account or payment of any portion of the amount payable on surrender, partial withdrawal or Certificate loan from the Fixed Account for not more than six months from the day we receive a written request and, if it is required, the Certificate. We will pay interest if payment is not mailed or delivered within thirty days of the date a valid request is made[; however, no interest shall be paid if such interest is less than $25.] A "valid request" is made when all documentation necessary to complete the transaction is received at the Home Office. The interest rate credited will not be less than the minimum rate allowed by law. No payment will be deferred to pay premiums on policies with the Company.

                                  DEATH BENEFIT

NET DEATH BENEFIT: If an Insured dies on or before the Final Payment Date, we will pay the net death benefit under the Certificate. The amount of the net death benefit depends on which death benefit option is in effect for the Certificate on the date of death. We will deduct from the death benefit any outstanding loan, including interest due through the month in which the Insured dies, and monthly deductions due and unpaid through the Certificate month in which the Insured dies, as well as any rider charges, any partial withdrawals and partial withdrawal transaction charges.

If the Insured dies after the Final Payment Date, we shall pay the Certificate Value minus any outstanding loan as of the date we receive written notice of claim. Except as otherwise provided, we will pay interest from the date the Insured dies to the date the net death benefit is paid. For lump sum payments, the interest rate will be at least 3% a year, or the minimum rate set by law, whichever is greater. [If the Death Benefit Option 2 is in effect on the date of the Insured's death, we will begin calculating interest on the Certificate Value portion of the net death benefit on the date we receive written notice of claim. Interest will be paid on the Amount at Risk and the Fixed Account portion of the net death benefit, if any, from the date of death to the date that portion of the net death benefit is paid. Interest will be paid on the Separate Account(s) portion of the net death benefit from the Liquidity Date(s) next following the date of death to the date the balance of the net death benefit is paid. The payment date will be determined in accordance with the Sub-Account Investment Provision in the Specifications Page(s).]

DEATH BENEFIT OPTIONS: An Owner has three options for determining the amount of the death benefit. The option elected in the Owner's application is shown on the Certificate Specifications Page(s). There are two level death benefit options:
Death Benefit Option 1 and 3.

Under the level death benefit options, the death benefit is:

-  the Face Amount, or

-  the minimum death benefit on the date of death, whichever is greater.

Under the Death Benefit Option 2, the death benefit is:

- the Face Amount, plus the Certificate Value on the date we receive written notice of claim (we will refund monthly deductions taken from the Certificate Value after the Insured's date of death), or

-  the minimum death benefit, whichever is greater.

REQUIRED MINIMUM AMOUNT OF DEATH BENEFIT: In order to qualify as "life insurance" under the federal tax law, a Certificate issued under this Policy must provide a minimum death benefit. This is called the "guideline minimum sum insured" in the tax code. The minimum death benefit is obtained by multiplying the Certificate Value by a percentage shown in the applicable Minimum Death Benefit Table for the Insured's attained age and death benefit option. For the Death Benefit Options 1 and 2, the table used is the Guideline Minimum Death Benefit Table. This table is determined according to the guideline minimum death benefit test set forth in the Federal tax laws.

For the Death Benefit Option 3, the Cash Value Accumulation Table is used. This table is calculated to conform to the Cash Value Accumulation test set forth in the federal tax laws.

The minimum death benefit will be determined as of the date of death. The minimum death benefit will be adjusted to conform to any changes in the tax law.

DEATH BENEFIT OPTION CHANGES: If an Owner has selected Death Benefit Option 3, he or she is not permitted to change the death benefit option. An Owner may change the death benefit option only if he or she has selected either Death Benefit Option 1 or 2.

An Owner may change the death benefit option by written request. Evidence of Insurability may be required for a death benefit option change. The change will be made on the next monthly processing date after we approve the request.

An Owner may not change the death benefit option more than once in any Certificate Year or if the change reduces the Face Amount to less than the Minimum Face Amount in the Specifications Page.

For a change from Death Benefit Option 1 to the Death Benefit Option 2, and if the Company determines, based on the Evidence of Insurability, that the Insured is an acceptable risk, the Face Amount under the Death Benefit Option 2 will be equal to the death benefit under the Death Benefit Option 1, minus the Certificate Value under Option 1 on the date of change. If the change is from Option 2 to Option 1, the Face Amount will be equal to the death benefit under Option 2 on the effective date of the change. For a change from the Death Benefit Option 2 to the Death Benefit Option 1, the Face Amount will be equal to the death benefit under the Death Benefit Option 2 on the date of change.

FACE AMOUNT: The Face Amount will be that selected by the Certificate Owner. The Face Amount for each Insured is shown in the Certificate Specifications Page(s). Death benefit Option 1 or 2 may be changed by the Certificate Owner on written request. Death benefit Option 1 and 2 may not be changed to Option 3. If Option 3 is elected, it may not be changed. The effective date of a change is the Monthly Processing Date following the date the request is approved by the Company. Evidence of Insurability may be required to change from Option 1 to Option 2. The death benefit option may not be changed more than once in any Certificate Year after the first Certificate Year.

[No changes in the death benefit option may be made until after the first Certificate Year.] The option may not be changed if it reduces the Face Amount to less than the Minimum Face Amount shown in the Certificate Schedule Page(s) for each Insured.

BENEFIT CHANGE: An Owner may increase or decrease the Face Amount of insurance by written request during the Insured's lifetime.
An Owner may not change the Face Amount if it does not meet the minimum death benefit requirement set by federal tax law.

INCREASE: To increase the Base  Amount:

- [the Owner must complete our application and provide us with Evidence of Insurability for the Insured; and]

-  the Insured must be under our maximum issue age for new insurance; and

-  the Insured must be approved by us according to our underwriting rules; and

- the Owner must pay the amount which is necessary to keep the Certificate in force for three months if the Certificate Value is less than this amount.

We will provide new Specification Pages, including a Supplemental Insurance Charge Table. These pages will include the following information:

-  effective date of the increase,

-  amount of the increase,

-  underwriting class, [and]

-  Monthly  Insurance  Charge for the increase, [and

-  new guideline premiums].

We reserve the right to set a limit on the minimum amount of an increase [and the effective date of such increase] in the Base Amount. No increase may be less than our minimum limit in effect on the date we receive the Owner's request.

The Certificate Owner may return the new Specification Pages to us within ten days after receiving them [or 45 days after completion of the "Application Form" which shows the amount of the increase.] If the Owner returns these pages, we will consider the increase void from the beginning. We will add the charges back to the Certificate Value unless requested otherwise.

DECREASE: A Certificate Owner may decrease the Face Amount of the Certificate at any time. It will be effective on the first monthly processing date after we receive the written request.

The Face Amount will be decreased or eliminated in the following order:

- first, the most recent increase in the Insured Term Rider, if any, or Base Amount,

- second, the next most recent increases in succession, in the Insured Term Rider, if any, or the Base Amount,

-  next, the initial Insured Term Rider benefit, if any, and

-  last, the initial Face Amount.

We will provide new Specification Pages. These pages will include the following information:

-  effective date of the decrease, [and]

-  amount of the decrease and the Face Amount remaining in force, [, and

-  new guideline premiums].

The Owner may not decrease the Base Amount or Insured Term Rider, if any, to less than our minimum issue limit for this type of policy. We reserve the right to establish a minimum limit on the amount of any decrease.

                             [REFUND OF SALES LOAD]

[REFUND OF SALES LOAD: If the Policyholder and Owner are a corporation, a corporate grantor trust, or a corporate assignee in the case of a split dollar arrangement, the Company will, upon written request, refund a portion of the sales charge previously deducted from premiums paid under the following conditions:

- The Policy and all Certificates thereunder are surrendered prior to the end of the third Policy year;

- The original Owner of the Policy and Certificates thereunder is a corporation or corporate grantor trust or an individual or trust under a corporate sponsored collateral assignment split dollar agreement, and the ownership has not been changed;

-  The Policy and Certificates have not been exchanged to another carrier.

REFUND AMOUNT: In the first Policy Year, the amount of the refund is [100%] of the portion of the previously paid premium expense charges that exceeded our local, state and federal tax expenses.

In the second Policy Year, the amount of the refund is [70%] of the portion of the previously paid premium expense charges that exceeded our local, state and federal tax expenses.

In the third Policy Year, the amount of the refund is [35%] of the portion of the previously paid premium expense charges that exceeded our local, state and federal tax expenses.

The amount of this refund will be calculated as of the date the written request is received in the Principal Office and will be paid to the Owner or the corporate assignee in the case of a corporate sponsored collateral assignment split dollar arrangement.]

                               PAYMENT OF BENEFITS

PAYMENT OPTIONS: Upon written request, the surrender value or all or part of the net death benefit may be placed under one or more of the payment options offered by us at the time the request is made. If no election is made, we will pay the benefit in a lump sum [, subject to the Sub-Account Investment Provision]. A certificate will be provided to the payee describing the payment option selected.

If a payment option is selected, the beneficiary, when filing proof of claim, may pay us any amount that otherwise would be deducted from the net death benefit.

The amounts payable under these options are paid from the General Account. The options are not based on the investment experience of the Variable Account.

The amount applied under any one option for any one payee must be at least $5,000. The periodic payment for any one payee must be at least $50.

Subject to the Owner and Beneficiary provisions, the Owner may change any option selection before the net death benefit becomes payable. If no selection is made, the beneficiary may select an option when the proceeds become payable.

RIGHT TO EXAMINE: This Certificate may be returned by mailing or delivering this Certificate to the Principal Office or to an agent of the Company within ten days after receiving it or 45 days after completion of the Enrollment Form, if any. If returned, the insurance shown in this Certificate will be considered void from the beginning, and the Company shall refund the sum of (1) the difference between any payments made, including any fees or other charges, and the amounts allocated to the Variable Account, (2) the value of the amounts allocated to the Variable Account on the date the returned Certificate is received at the Principal Office, and (3) any fees or other charges imposed on the amounts allocated to the Variable Account.

Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester, MA 01653
[1-800-533-7881]

                                   CERTIFICATE
THE CERTIFICATE VALUE, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE AND IS NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. PLEASE REFER TO THE VARIABLE ACCOUNT SECTION FOR ADDITIONAL INFORMATION. WE AGREE TO PAY THE BENEFITS OF THE CERTIFICATE IN ACCORDANCE WITH ITS TERMS.

The value in the Fixed Account will accumulate at a rate which will not be less than 4% a year; [__%] on Certificate Value subject to a Preferred Loan. Additional interest in excess of the guaranteed rate may be credited at our discretion.

THE AMOUNT OF THE DEATH BENEFIT AND THE LENGTH OF TIME THIS CERTIFICATE WILL REMAIN IN FORCE MAY BE VARIABLE OR FIXED AS DESCRIBED IN THE BENEFIT PROVISION OF THE CERTIFICATE. THE METHOD FOR DETERMINING THE AMOUNT OF THE DEATH BENEFIT IS FOUND IN THE DEATH BENEFIT PROVISION.

This Certificate is not a contract. It is only a summary of the provisions of the group policy identified in the Certificate Specifications Page. The group policy is the only contract.


Executed at Dover, Delaware


Secretary                          President

           GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CERTIFICATE

Death benefits payable in the event of an Insured's death prior to Final Payment Date. Adjustable death benefits may be increased or decreased. Coverage may expire prior to the Final Premium Payment Date if premiums paid or the earnings credited are insufficient to continue coverage to such date. Coverage to the Final Payment Date and Amount of Certificate Value Not Guaranteed. Some benefits reflect investment results. Flexible premiums payable to Final Premium Payment Date. Nonparticipating.

                                TABLE OF CONTENTS


           Cover Page                                                        1
           Specifications Page                                               3
           Riders/Endorsements                                               3
           Charges                                                           4
           Definitions                                                       8
           Eligibility                                                       9
           General Terms                                                    10
           Certificate Owner and the Beneficiary                            11
           Termination of Insurance Certificate
           Premiums                                                         14
           Grace Period                                                     16
           Certificate Value                                                17
           Variable Account                                                 17
           Fixed Account                                                    18
           Transfers of Value                                               19
           [Automatic Rebalancing Option]
           [Dollar Cost Averaging Option]
                                                                            21
           Certificate Loans
           Surrender and Partial Withdrawals
           Payments & Deferrals
           Death Benefit
           Payment of Benefits

                         CERTIFICATE SPECIFICATIONS PAGE

A group flexible premium variable life insurance policy has been issued and delivered to the Group Policyholder shown below. The group policy is the only contract.

Allmerica Financial Life Insurance and Annuity Company certifies that the Insured named below is covered under the group flexible premium variable life insurance policy and according to the specifications identified in these Specification Pages.

POLICYHOLDER:  [   ]

[EMPLOYER:  The ABC Employment Company]

[GROUP POLICY NO.:  12345]

CERTIFICATE OWNER: [ABC Company]

CERTIFICATE DATE:  [October 1, 2000]

CERTIFICATE NO.:  [9999999]

INSURED:  [John Doe]

ELIGIBLE CLASSES OF [[EMPLOYEE]S]:  [All full-time [Employee]s]

WAITING PERIOD:  [30 days]

                              SCHEDULE OF BENEFITS

NON-SMOKER                                                    AGE: [35]

FACE AMOUNT: [$50,000]

        CERTIFICATE FACE AMOUNT: [  ]

        TERM RIDER AMOUNT: [  ]

Planned Premium: [$XXXXX.XX a year]
Final Premium Payment Date: [August 15, 2054]
Mo. Processing Date: [15th day] of each month, see page 6]
[Valuation Date: ___ day of each month; see page 20]]

MAXIMUM PREMIUM: [For Options 1 & 2 only] [$100,000]

The surrender value may become insufficient to continue this Certificate in force to the Final Premium Payment Date because of the following factors:
Certificate loans, partial withdrawals, increases in Face Amount, changes in the death benefit option, increased current insurance charges, adverse investment experience and changes in the amount, timing and frequency of premium payments.

MINIMUM INCREASE AMOUNT: [$1,000 - $10,000]

MINIMUM DECREASE AMOUNT: [$1,000 - $10,000]

MINIMUM PARTIAL WITHDRAWAL AMOUNT: [$500]

MORTALITY TABLE: 1980 CSO Mortality Table Age Last Birthday, [Smoker, Non-Smoker or Unismoker, Male, Female or Unisex (Table B)] (or appropriate increases in such tables for non-standard risks). For Insureds under age 18, [the mortality table used is the 1980 CSO Mortality Table Age Last Birthday [Male, Female or Unisex (Table B)] (or appropriate increases in such table for non-standard risks).]

MINIMUM GUARANTEED INTEREST RATE: [4%] a year

MAXIMUM CERTIFICATE LOAN INTEREST RATE: [5.5%] a year in arrears

VARIABLE  ACCOUNT INVESTMENT PROVISION

         Separate Accounts (s) _____

         Sub-Accounts [1-5]:
         Number of Notification Days: [15]
         Investment Date: [any business day]
         Liquidity Date(s): [last business day of each calendar quarter] Availability of Funds: [15 business days after the Liquidity Date(s)]

         Sub-Accounts [6-10]:
         Number of Notification Days: [0]
         Investment Date: [daily]
         Liquidity Dates(s): [daily]
         Availability of Funds: [1 business day after the Liquidity Date(s)]

         Separate  Accounts(s) ____

         Sub-Accounts [11-15]:
         Number of Notification Days: [0]
         Investment Date: [daily]
         Liquidity Date(s): [daily]
         Availability of Funds: [2 business days after the Liquidity Date(s)]

         Sub-Accounts [16-20]:
         Number of Notification Days: [20]
         Investment Date: [Monday of each week]
         Liquidity Date(s): [last business day of each month]
         Availability of Funds: [10 business days after the Liquidity Date(s)]

                                     CHARGES

PREMIUM EXPENSE CHARGE: [2%]

         [Includes the following:

                  [PREMIUM TAX CHARGE: [A charge calculated to approximate the aggregate taxes imposed on the Company by the state in which the [Policyholder's Home Office is located] [Certificate Owner resides] [Insured resides] based on Certificate premium received by the Company.]]

                  [FEDERAL TAX CHARGE: [1%]]

                  [DISTRIBUTION CHARGE: [5%]]]

                          [Year 1 - X%
                           Years 2 through 4 - Y%
                           Years 5 through 7 - Z%
                           Years 8 and after - A%]

MONTHLY COST OF INSURANCE CHARGES: [See Page [7]]

ADMINISTRATIVE CHARGE: [$5] per month.

MONTHLY EXPENSE CHARGE: [XXX]

VARIABLE ACCOUNT MORTALITY AND EXPENSE RISK CHARGE: [The Owner will be assessed a charge each month [based on the prior month's Variable Account Certificate Value] not to exceed: (1) 1/12 of 0.75% of the Variable Account Certificate Value for the mortality and expense risks assumed by us during the first 120 months the Certificate is in force; (2) 1/12 of 0.50% of the Variable Account Certificate Value for the mortality and expense risks assumed by us during the next 120 months the Certificate is in force; and (3) 1/12 of 0.30% on an annual basis thereafter.] [One-twelfth of the charge, currently [.90%] on an annual basis, applied each month to the prior month's Sub-Account value. This charge may not exceed [.90%] on an annual basis.]

[One-twelfth of the annual charge shall be deducted on the monthly processing date for this Certificate from the Certificate values in the Variable Account(s). The charge is determined based on the assets in the Variable Account(s) as of the prior month's Variable Account Certificate Value. The Mortality and Expense Risk Charges are shown in the Table below. This charge may not exceed [.53%] on an annual basis.]

                ASSETS IN VARIABLE ACCOUNTS       ANNUALIZED MORTALITY & EXPENSE RISK
             $0 - $4,999,999                                     .53%
             $5,000,000 - 14,999,999                             .48%
             $15,000,000 - 29,999,999                            .43%
             $30,000,000 - 49,999,999                            .38%
             $50,000,000+                                        .33%

PARTIAL WITHDRAWAL TRANSACTION CHARGES: If the Owner withdraws part of their funds, we will deduct a 2% withdrawal transaction charge (maximum $25) from the Certificate Value each time a partial withdrawal is made.


TRANSFER CHARGE: Will not exceed $25[; no charge for the first twelve transfers in any Certificate Year].

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE: [One-twelfth of the charge currently [.0%] on an annual basis applied each month to the prior month's Sub-Account value. This charge may not exceed [.25%] on an annual basis, for up to [10] Certificate Years.]



                     [ADDITIONAL BENEFITS PROVIDED BY RIDER

FORM NO.               RIDER                             COST OF       PAYABLE
                                                         INSURANCE     TO


END 249P-94            OPTION TO ACCELERATE
                       DEATH BENEFITS
                       ENDORSEMENT


                       INSURED TERM RIDER]

                  GUARANTEED MAXIMUM COST OF INSURANCE CHARGES
                          PER $1,000 OF AMOUNT AT RISK

                                             MONTHLY RATE                                 MONTHLY RATE

                           AGE                PER $1000                  AGE               PER $1000
                           [35                  0.176                     70                 3.354
                           36                   0.187                     71                 3.682
                           37                   0.200                     72                 4.060
                           38                   0.215                     73                 4.496
                           39                   0.233                     74                 4.984
                           40                   0.252                     75                 5.513
                           41                   0.275                     76                 6.077
                           42                   0.297                     77                 6.666
                           43                   0.323                     78                 7.276
                           44                   0.350                     79                 7.924
                           45                   0.380                     80                 8.635
                           46                   0.411                     81                 9.431
                           47                   0.444                     82                10.339
                           48                   0.480                     83                11.373
                           49                   0.519                     84                12.514
                           50                   0.561                     85                13.738
                           51                   0.610                     86                15.022
                           52                   0.666                     87                16.357
                           53                   0.729                     88                17.738
                           54                   0.800                     89                19.172
                           55                   0.877                     90                20.678
                           56                   1.960                     91                22.287
                           57                   1.047                     92                24.063
                           58                   1.140                     93                26.120
                           59                   1.239                     94                28.813
                           60                   1.350                     95                32.818
                           61                   1.474                     96                39.643
                           62                   1.613                     97                53.066
                           63                   1.772                     98                83.333
                           64                   1.949                     99                83.333]
                           65                   2.143
                           66                   2.351
                           67                   2.573
                           68                   2.809
                           69                   3.065

[Male, Age 35, Preferred Non-Smoker Based on 1980 CSO Mortality Table Age Last Birthday]

                    [MINIMUM DEATH BENEFIT - OPTIONS 1 AND 2

                      GUIDELINE MINIMUM DEATH BENEFIT TABLE

                  AGE                    PERCENTAGE                    AGE           PERCENTAGE
               [Thru 40                     250%                       60                130%
                  41                        243%                       61                128%
                  42                        236%                       62                126%
                  43                        229%                       63                124%
                  44                        222%                       64                122%
                  45                        215%                       65                120%
                  46                        209%                       66                119%
                  47                        203%                       67                118%
                  48                        197%                       68                117%
                  49                        191%                       69                116%
                  50                        185%                       70                115%
                  51                        178%                       71                113%
                  52                        171%                       72                111%
                  53                        164%                       73                109%
                  54                        157%                       74                107%
                  55                        150%                   75 thru 90            105%
                  56                        146%                       91                104%
                  57                        142%                       92                103%
                  58                        138%                       93                102%
                  59                        134%                       94                101%
                                                                     95-100              100%]]

                        [MINIMUM DEATH BENEFIT - OPTION 3

                       CASH VALUE ACCUMULATION TEST TABLE

                   AGE          PERCENTAGE           AGE           PERCENTAGE
                   35             396.94%            70              148.74%
                   36             384.02%            71              145.78%
                   37             371.57%            72              142.96%
                   38             359.56%            73              140.28%
                   39             348.01%            74              137.77%
                   40             336.91%            75              135.41%
                   41             326.23%            76              133.21%
                   42             315.99%            77              131.14%
                   43             306.13%            78              129.19%
                   44             296.67%            79              127.33%
                   45             287.57%            80              125.57%
                   46             278.84%            81              123.89%
                   47             270.44%            82              122.29%
                   48             262.36%            83              120.79%
                   49             254.59%            84              119.39%
                   50             247.11%            85              118.09%
                   51             239.92%            86              116.88%
                   52             233.01%            87              115.76%
                   53             226.39%            88              114.71%
                   54             220.05%            89              113.70%
                   55             213.98%            90              112.72%
                   56             208.18%            91              111.75%
                   57             202.62%            92              110.76%
                   58             197.30%            93              109.72%
                   59             192.19%            94              108.60%
                   60             187.29%            95              107.38%
                   61             182.59%            96              106.07%
                   62             178.09%            97              104.69%
                   63             173.78%            98              103.37%
                   64             169.67%            99              102.44%]
                   65             165.76%
                   66             162.03%
                   67             158.48%
                   68             155.09%
                   69             151.85%

                                   DEFINITIONS

[ACTIVELY AT WORK ON A FULL-TIME BASIS means the [Employee] is performing all of the regular duties of the [Employee]'s occupation at the [Employee]'s usual place of employment on a full-time work schedule which is in no way curtailed or altered because of the [Employee]'s health.]

AGE means how old the Insured is on the last birthday prior to the Certificate anniversary.

[AMOUNT AT RISK for each Certificate, means the total death benefit, including the Insured Term Rider, if any, provided by the Certificate less its Certificate Value.]

ASSIGNEE means the person to whom the Owner transfers ownership of the Certificate.

BASE AMOUNT means the amount of insurance coverage the Owner elects to buy in the application, not including the Insured Term Rider. The Base Amount is shown in the Certificate Specifications Page.

CERTIFICATE means the individual Certificate issued for each Insured describing the benefits to which the Owner is entitled under the Policy. In the event of any change in the Policy affecting the benefits under this Certificate, a new Certificate or Certificate rider will be issued to the Certificate Owner.

CERTIFICATE CHANGE means any change in the Face Amount, the underwriting class, the addition or deletion of a rider, or a change in the Death Benefit Option.

CERTIFICATE DATE OR DATE OF ISSUE means, with respect to any Insured, the effective date of that person's coverage. The Certificate Date is stated in the Certificate Specifications Page for each Insured. Certificate months, years and anniversaries are measured from this date.

CERTIFICATE OWNER OR OWNER means [the Policyholder.] [The person named in the Application Form.]

CERTIFICATE VALUE means the sum of the values in the Variable Account and the Fixed Account.

CERTIFICATE YEAR means a period of 12 months commencing on the same day of the year as the Certificate Date.

COMPANY means Allmerica Financial Life Insurance and Annuity Company, also
referred to as we, our and us. Our telephone number is [1-800-    ].

[ELIGIBLE [EMPLOYEE] means an [[Employee] or Member] who is in an eligible class as shown in the Specification Pages.]

[[EMPLOYEE] means a person who is actively at work [on a full-time basis] for an employer.]

[ENROLLMENT FORM OR APPLICATION means the form which is completed and signed by the Owner and the [Employee], if applicable, when applying for coverage under this Policy.]

EVIDENCE OF INSURABILITY means the information, including medical information, satisfactory to us, that we use to decide the underwriting class for the person Insured.

FACE AMOUNT means the sum of the Base Amount, plus the amount(s) under the Insured Term Rider, if applicable. The Face Amount is shown on the Certificate Specifications Page.

FINAL PAYMENT DATE OR FINAL PREMIUM PAYMENT DATE means the Certificate anniversary nearest the Insured's [100th] birthday. No payments may be made after this date.

[FULL-TIME WORK SCHEDULE means a normal week of at least [32] hours. If an [Employee] is on approved leave (and not disabled) or on vacation, the [Employee] is considered to be Actively at work.]

INSURED means the person on whose life this Certificate has been issued.

[INVESTMENT DATE(S) means the investment date(s) identified on a Specifications Page of this Certificate. It is the date specified by each Sub-Account Investment Manager as the date additional payments and transfers will be accepted into the Sub-Account(s).]

[LIQUIDITY DATE(S) means the date the Certificate Value in the Variable Account(s) is available for loans, surrenders, partial withdrawals, transfers and death benefits. The Liquidity Date(s) for each Sub-Account is shown on the Specifications Page of this Certificate. The Liquidity Date(s) for the Fixed Account is each valuation day.]

[MEMBER means an investor of a financial institution or a member of an association.]

MONTHLY INSURANCE CHARGE means the amount of money we deduct from the Certificate Value each month to pay for the insurance.

MONTHLY PROCESSING DATE means the date on which the monthly deduction is made from the Certificate Value. This date is shown on the Specifications Page of this Certificate.

OUTSTANDING LOAN means all unpaid Certificate loans plus interest due or accrued on such loans.

POLICY YEAR means a period of 12 months commencing on the same day of the year as the Policy date of issue.

PREMIUM means a payment which must be made to keep this Certificate in force.

PRINCIPAL OFFICE means our office located at 440 Lincoln Street, Worcester, Massachusetts 01653.

PRO RATA refers to an allocation among the Sub-Accounts of the Variable Account and the Fixed Account. A Pro-rata allocation will be in the same proportion that the Certificate Value in each Sub-Account of the Variable Account and the Certificate Value in the Fixed Account (other than value that is subject to Outstanding Loan) have to the total unloaned Certificate Value.

RIDER means an optional benefit, which may be added to this Certificate [for an additional charge.]

SPECIFICATIONS PAGE(S) means pages that contain information specific to [the Policy or] this Certificate, as applicable, and are located after the Table of Contents.

SUB-ACCOUNTS means subdivisions of the Variable Account investing exclusively in the shares of one or more Funds, which the Certificate Owner chooses for their investment allocations.

UNDERWRITING CLASS means the insurance risk classification that we assign to the Insured based on the information in the application or Enrollment Form, if any, and any other Evidence of Insurability we obtain. The Insured's underwriting class affects the Monthly Insurance Charge, the Monthly Expense Charge and the amount of the payments required to keep this Certificate in force.

WRITTEN NOTICE OF CLAIM means written notification of the death of the Insured received in the Principal Office of the Company.

WRITTEN REQUEST means a request made by an Owner in writing in a form which is satisfactory to us and which is filed at our Principal Office.

YOU, YOUR means the Owner of this Certificate.

                                  ELIGIBILITY

ELIGIBILITY: An [Employee] is eligible to be insured if the [Employee] is in an eligible class as shown in the Specifications Pages.

ELECTION OF INSURANCE: To elect insurance, You , and an [Eligible [Employee,] as applicable,] must complete the necessary application form or Enrollment Form, if any, furnished by the Company and provide the Company with Evidence of Insurability which shows that the proposed Insured is an acceptable risk.

[Generally,] insurance will become effective on the first monthly processing date following the date the proposed Insured is accepted for insurance by the Company.

If there has been a material change in the proposed Insured's health between the time of completion of the Enrollment Form, if any, for this coverage and the effective date of coverage, new Evidence of Insurability may be required before such coverage on the proposed Insured will become effective.

Notwithstanding the above, in no event will new insurance become effective if the Policy has been terminated.

                                  GENERAL TERMS

OUR RIGHT TO CONTEST IS LIMITED: Except for failure to pay premiums, this Certificate cannot be contested after it has been in force during the Insured's lifetime for two years from the date of issue.

Except for failure to pay premiums, a requested increase in the Base Amount, a change from Death Benefit Option 1 or 2 or an increase in the Amount at Risk as a result of an additional Certificate premium payment which includes Evidence of Insurability cannot be contested after the increased amount or change in Death Benefit Option has been in force during the Insured's lifetime for two years from its effective date.

All statements by You and any Insured person in the application or Enrollment Form, if any, including any subsequent applications, are considered representations and not warranties. The Company will not use any statement to contest this Certificate or defend a claim unless the statement is in the application or Enrollment Form, if any, and a copy of the instrument containing the statement is or has been furnished to the Policyholder, You or beneficiary.

ADJUSTMENT OF COST FACTORS: We determine the Monthly Insurance Charge and Fixed Account interest rates which are used to calculate the Certificate Value, subject to the guarantees noted in this Certificate.

Any changes in these charges and rates will be made by underwriting class only, and will be based on changes in our future expectations for such things as: our investment earnings, our expenses, life expectancy rates, and how many [Certificate Owners] [Insured's remain covered under] [keep] their Certificates.

SUICIDE EXCLUSION: If the Insured commits suicide, while sane or insane, within two years of the date this Certificate is issued, we will not pay a death benefit. The beneficiary will receive only the total amount of payments made to us for the insurance less any outstanding loan and loan interest due and amounts withdrawn. If the face amount is increased at Your request, and then the Insured commits suicide, while sane or insane, within two years, we will not pay the increased amount. Instead the beneficiary will receive the Monthly Insurance Charges paid for this increase, plus any net death benefit otherwise payable.

MISSTATEMENT OF AGE [OR SEX]: If the Insured's age [or sex, if applicable,] is not correctly stated, we will adjust the net death benefit we will pay. The amount will be:

-  the Certificate Value, plus

- the Amount at Risk that would have been purchased by the last Monthly Insurance Charge using the correct age [and sex].

No adjustment will be made if:

-  the Insured dies after the Final Payment Date.

PROTECTION OF BENEFITS: To the extent allowed by law, the benefits provided by this Certificate cannot be reached by the beneficiary's creditors. No beneficiary may assign, transfer, anticipate or encumber the Certificate Value or benefit unless You give them this right.

PERIODIC REPORT: We will mail a report to Your at your last known address at least once a year. This report will provide the following information for this
Certificate:

-  death benefit;

-  Certificate Values in each Sub-Account and in the Fixed Account;

-  the value of this Certificate if it is surrendered;

-  [changes in the Maximum Single Premium and the Maximum Level Premium;]

-  [increases and decreases in the Face Amount;]

- Certificate payments made and monthly deductions by us since the last report; and

-  outstanding Certificate loans and any other information required by law.

OWNERSHIP OF ASSETS: The Company shall have exclusive and absolute ownership and control of its assets, including the assets of the Variable Account(s).

MONEY PAYABLE: All money payable by or to the Company is to be paid in the lawful currency of the United States of America.


PROJECTIONS: You may request an illustration of future benefits based on both the guaranteed and then future assumptions. [The Company reserves the right to charge a fee for each projection requested; however, the fee will not exceed $25.]

AUTHORITY: No change in this Certificate will be valid until it is approved by the President, a Vice President or Secretary of the Company. This approval must be endorsed on or attached to the Policy or Certificate. Neither an agent or other person has authority to accept representations or information not in a written Enrollment Form, if any, or application, nor may that person change this Certificate or waive any of its provisions.

CHANGE IN POLICY: Subject to Certificate guarantees, the Company has the right, at any time and from time to time, to change the cost of insurance rates, interest rates and any expenses shown in the Specifications Page(s).

The consent of [a Certificate Owner,] an Insured or other person referred to in this Certificate is not required to end, amend, modify or change this Certificate. All changes to this Certificate will apply on the effective date of the change, and will not be applied retroactively.


CONFORMITY WITH STATE STATUTES: If any provision of this Certificate is in conflict with any applicable statute, it is hereby amended to comply with the minimum requirements of such statute.

                      CERTIFICATE OWNER AND THE BENEFICIARY

CERTIFICATE OWNER: You are the Owner of this Certificate unless another person is named as Owner in the application. You may change the ownership of this Certificate without the consent of any revocable beneficiary. [Whenever the Face Amount of insurance is increased, the Insured must be notified or agree.] You may exercise all other rights and options granted by this Certificate, subject to the consent of any irrevocable beneficiary.

ASSIGNMENT: The ownership of this Certificate may be changed by You sending us a written request. The written request must be received at our Principal Office. An absolute assignment will transfer ownership of this Certificate to another person called the assignee.

You may also assign this Certificate as collateral to a collateral assignee. The limitations on Ownership rights while a collateral assignment is in effect are specified in the assignment.

An approved written assignment will take effect as of the date it is signed. Any rights created by the assignment will be subject to any payments made or actions taken by us before the change is received. We are not responsible for assuring that any assignment or any assignee's interest is valid.

BENEFICIARY: You name the beneficiary to receive the net death benefit. The beneficiary's interest will be affected by any assignment. If this Certificate is assigned as collateral, all or a portion of the net death benefit will first be paid to the collateral assignee; any money left over from the amount due the assignee will go to those otherwise entitled to it.

A beneficiary may be revocable or irrevocable. A revocable beneficiary may be changed at any time by written request; but an irrevocable beneficiary must agree to any change in writing. An irrevocable beneficiary's permission is also needed to exercise other rights and options granted by this Certificate. Unless otherwise indicated, the beneficiary will be revocable. Any change of the beneficiary must be made while the Insured is living. This change will take place on the date the request is signed, even if the Insured is not living on the day we receive it. Any rights created by the change will be subject to any payments made, or actions taken, before we receive the written request.

[If a beneficiary dies before the Insured, his or her interest in the proceeds will pass to any surviving beneficiaries in proportion to their share in the net death benefit, unless requested otherwise. If all beneficiaries die before the Insured, the net death benefit will pass to You or Your estate.]

                      TERMINATION OF INSURANCE CERTIFICATE

TERMINATION OF INSURANCE: Prior to the Insured's death, this Certificate will terminate on the first to occur of the following:

-  this Certificate lapses,

-  the foreclosure date, or

-  the surrender of this Certificate is requested.

[If the Insured ceases to be in an eligible class, You may continue this Certificate, but all future premiums must be allocated to the General Account.]

                                    PREMIUMS

PREMIUMS: Certificate premium is the premium paid by You for insurance coverage. [The Policy and Certificates will not be in force until the first premium is paid to us.] [Additional Certificate premium payments may be made to us at any time before the Final Payment Date, subject to the condition that Evidence of Insurability of the Insured is provided which is satisfactory to us if the payment would increase the death benefit by more than the amount of the payment. Payments must be sent either to our Principal Office or to our authorized representative.]

If requested in writing, we will send a signed receipt after payment. The payment amount, which must be paid to keep this Certificate in force, is described in the Certificate Grace Period and Certificate Lapse provision.

PREMIUM PAYMENT LIMITATIONS: We may limit the amount of Certificate premium payment received in any Certificate Year if the Death Benefit Option is either 1 or 2. [This limit will not be less than the guideline level premium; however,] the sum of all payments made on this Certificate from the issue date, minus any partial withdrawals, may not be more than the greater of:

-  the guideline single premium, or

-  the sum of the guideline level premiums to the date of payment.

The guideline premium amounts are shown on the Specifications Page of this Certificate if Death Benefit Option 1 or 2 has been elected. These premium limitations will not apply if they cause this Certificate to lapse.

Guideline premiums are determined according to rules in the federal tax law, and will be adjusted as that law changes.

If the maximum payment limit applies to this Certificate, the excess payment will be applied first to the outstanding loan and we will then return any balance to You within 60 days after the Certificate anniversary. We will pay interest on each refund at the Fixed Account interest rate in effect on the date we receive payment.

Subject to the limitations set forth above, the Company will accept any Certificate premium payment (or portion thereof) which does not increase the Amount at Risk regardless whether Death Benefit Option 1, 2 or 3 is in effect; see Required Minimum Amount of Death Benefit Provision. [Any Certificate premium payment (or portion thereof) which would increase the Amount at Risk shall be returned to You by the Company. No additional Certificate premium payments which increase the Amount at Risk will be accepted and no additional death benefit shall be provided until the following conditions have been met:

-  Evidence of Insurability has been received by the Company; and

- the Company has notified You that the Insured is in a satisfactory underwriting class. This notification shall include a copy of the Enrollment Form, if applicable, containing the information relied on by the Company in making its determination. You may make Certificate premium payments which increase the Amount at Risk for up to 60 days following the date of such notification by the Company that the conditions have been met, but not later than the Final Payment Date.]

NET PREMIUM: The net premium is equal to the premium less any premium expense charge. The premium expense charge in effect on the Certificate issue date is shown on the Certificate Schedule Page(s) as "PREMIUM EXPENSE CHARGE." It may be adjusted to reflect any increase or decrease in the applicable state, local, or federal premium expense rate.

                                  GRACE PERIOD

CERTIFICATE GRACE PERIOD AND CERTIFICATE LAPSE: We will send You a notice if Certificate premium payments are not enough to keep the Certificate in force. This Certificate will continue for 62 days, which is the grace period.

The first day of the grace period is called the date of default. We will send the notice to Your last known address, or to the person named to receive this notice, showing the due date and the amount of premium which must be paid to keep this Certificate in force.

[We also will send a notice to Your last known address at least 15 and not more than 45 days prior to the end of the grace period if the surrender value is not adequate to prevent Certificate lapse.]

The grace period will begin if the Certificate Value less any outstanding loan on a monthly processing date is less than the amount needed to pay the next monthly deduction plus any outstanding loan interest accrued.

The death benefit during the grace period will be reduced by any overdue charges. This Certificate will lapse if the amount shown in the notice remains unpaid at the end of the grace period. The Certificate terminates on the date of lapse.

REINSTATEMENT: If this Certificate has lapsed or foreclosed for failure to pay loan interest, and has not been surrendered, it may be reinstated within three years after the date of default or foreclosure. We will reinstate this Certificate on the monthly processing date following the day we receive all of the following items:

-  a written application for reinstatement,

- Evidence of Insurability showing the Insured is insurable according to our underwriting rules[,and

-  a payment large enough to keep this Certificate in force for three months].

The Owner may repay or reinstate any outstanding loan on the date of default or foreclosure.

The reinstatement premium will be allocated to the Fixed Account until we approve the application, at which time we will transfer the reinstatement premium, plus accrued interest, as directed in the most recent premium payment allocation request.

The Certificate Value on the reinstatement date is:

- the payment to reinstate the Certificate, including the interest earned from the date we received the payment; plus

- an amount equal to the Certificate Value less any outstanding loan on the default date; less

-  the monthly deduction due on the reinstatement date.

                                CERTIFICATE VALUE

PAYMENT AND ALLOCATION OF NEW PAYMENTS: Each payment made to us will be added to the Certificate Value. The Certificate Value consists of all the money in the Variable Account and the Fixed Account.

ALLOCATION OF PAYMENTS: If You make a payment with the application or at any time before the date of issue, we will hold the payment in the Fixed Account as of the day we receive it at our Principal Office. When the Certificate has been issued, we will transfer any funds from the Fixed Account (which were not allocated by You to the Fixed Account) as directed by You in the application or by later request. All payments received thereafter will be allocated in accordance with the most recent payment allocation request. All percentage allocations must be in whole numbers, with the total allocation to all selected accounts equaling 100%.[ A processing charge of up to $25 may be made for changing the payment allocation.]

[Before the Right to Examine the Certificate expires, the Company may put the net payment to be invested in the Separate Account(s) into the Sub-Account investing in the [Money Market fund] on the date the proposed Insured is accepted for insurance by the Company or on the date the payment is received at the Company's Principal Office, whichever is later. The Company will transfer the Certificate Value from the Fixed Account or the Sub-Account investing in the [Money Market fund,] as applicable, as directed by You according to Your most recent allocation, no later than the expiration of the period during which You may exercise Your Right to Examine the Certificate [subject to the Sub-Account Investment Provision]. All net payments received thereafter will be allocated in accordance with Your most recent payment allocation request.]

[In addition, net premium paid at any time prior to the Final Premium Payment Date will be placed in the Fixed Account, or in the Sub-Account investing in the [Money Market fund,] as applicable, on the date it is received at the Principal Office. Certificate Value will be transferred to the Sub-Account(s) in accordance with Your premium allocation no later than the next applicable Investment Date following the receipt of the premium.]

MONTHLY DEDUCTION: The monthly deduction from the Certificate's Value is the sum of the following charges:

-  the Monthly Insurance Charges;

-  monthly expense charge;

-  administrative charge;

-  the mortality and expense risk charge; [and

-  the variable account administrative charge; and

-  any monthly rider charge(s)].

Monthly deductions are made on the date of issue of the Certificate and on each monthly processing date until the Final Payment Date. Thereafter, the mortality and expense risk charge will be deducted on the Monthly Processing Date for the life of the Insured.

You may choose the Sub-Account from which the monthly deduction will be made. If no choice is made, we will deduct the monthly deduction Pro-rata [among the Fixed Account and the Sub-Accounts from which funds can be liquidated on a monthly processing date. Any portion of the monthly deduction which cannot be satisfied on a monthly processing date, solely due to the Sub-Account Investment Provision, will be deducted from the Sub-Account(s) based on the Liquidity Date(s) which next occurs unless paid by You prior to that Liquidity Date(s). A charge of not more than 8% per annum may be imposed on such amounts.] In the event any charge is greater than the Value of a Sub-Account to which it relates on a monthly processing date, the unpaid balance will be totaled and allocated Pro-rata among the other [liquid] Sub-Accounts of the Separate Account; the Company will notify You if this occurs.

Charges allocated to the Fixed Account will be deducted on a last-in, first-out basis. This means that we use the most recent payments to pay the fees.

INSURANCE CHARGES:

The Monthly Insurance Charge for the Certificate equals the sum of the charges that apply to:

-  the Base Amount, plus

-  each increase in the Base Amount,

-  plus any rider benefits.

We will determine the Monthly Insurance Charge each month. The actual charge for the Insured Term Rider may be different than the charge for the Base Amount. Any changes in these charges will be made by underwriting class. If the Face Amount is decreased, we will adjust the Monthly Insurance Charge according to the Benefit Change provision.

The Maximum Monthly Insurance Charge for the initial Face Amount will not be more than (1) multiplied by (2) where:

- (1) is the insurance rate shown for the Insured's age in the Table in the Specifications Page; and

-  (2) is the initial Face Amount divided by 1,000.

For purposes of this calculation, if one of the level death benefit options is in effect, the initial Face Amount will be reduced by the Certificate Value, [minus charges for rider benefits at the beginning of the month,] but not less than zero.

If the Face Amount is increased, the Monthly Insurance Charge for the increase will not be more than (3) multiplied by (4) where:

- (3) is the insurance rate applicable to the increased Face Amount for the Insured's age; and

-  (4) is the amount of the increase in the Face Amount divided by 1,000.

For purposes of this calculation, "age" means how old the Insured is on the last birthday prior to the anniversary of the effective date of the increase. If one of the level death benefit options is in effect and the Certificate Value is higher than the initial Base Amount, the excess Certificate Value, minus charges for rider benefits at the beginning of the month, will be used to reduce any Insured Term Rider insurance benefit and increases in the Base Amount in the order in which the Insured Term Rider insurance and increases in the Base Amount were issued.

If the total death benefit is the minimum death benefit required for the Certificate to qualify as life insurance under the federal tax law, the Monthly Insurance Charge for the portion of the death benefit which exceeds the Face Amount (i.e., initial Base Amount plus any Insured Term Rider insurance and increases) will not be higher than (5) multiplied by (6) divided by 1,000 where:

-  (5) is the insurance rate applicable to the initial Base Amount; and

-  (6) is the death benefit less:

   - the greater of the Face Amount or the Certificate Value if either of the level death benefit options is in effect, or

   - the Face Amount plus the Certificate Value, if the Death Benefit Option 2 is in effect.

INSURANCE RATES: [The cost of insurance rate for each Certificate may include an expense factor and a mortality factor. The expense factor covers a portion of our acquisition and distribution costs, tax and administrative expenses.] The mortality factor is based on the Insured's:

-  age,

-  effective date of insurance coverage, including increases,

-  sex, if applicable,

-  underwriting class, and

-  Base Amount.

The guaranteed rates will be no greater than the:

- the Commissioner's 1980 Standard Ordinary Mortality Table Age Last Birthday, [Male, Female, Unisex (Table B), Smoker, Non-Smoker, Unismoker], and

-  appropriate increases in such tables for rated risks.

[The insurance rates actually charged will usually be lower than, and never will be higher than, the guaranteed rates. We will review the actual insurance rates whenever we change these rates for new group flexible premium variable life insurance policies. In any event, rates will be reviewed not more often than once each year, but not less than once in a five-year period.]

                               VARIABLE ACCOUNT(S)

VARIABLE ACCOUNT: The Variable Account consists of one or more Separate Accounts. The Value of this Certificate will vary if it is funded through investments in the Sub-Accounts of the Separate Account(s). [A Separate Account that is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 ("1940 Act") is referred to as a "registered Separate Account." A Separate Account that is not registered under the 1940 Act is referred to as a "non-registered Separate Account."] [The Policy provides for two Separate Accounts, A and B.] The Separate Account(s) are separate from our Fixed Account. We have exclusive and absolute ownership and control of all assets, including those in the Separate Account(s). However, the portion of assets in the Separate Account(s) equal to the reserves and liabilities of the Certificates which are supported by the Separate Account(s) will not be charged with liabilities that come from any other business we conduct.

[Separate Account A, which we established to support variable life insurance certificates is called [______] and, is registered with the SEC as a unit investment trust under the 1940 Act. [Separate Account B, which we established to support variable life insurance certificates is called [ ], and is registered with the SEC as a management investment company under the 1940 Act. The Separate Account(s) are also governed by the laws of the Commonwealth of Massachusetts and the State of Delaware.]

[Interests in the Separate Account(s) have not been registered under the Securities Act of 1933 ("1933 Act"). Separate Account(s) A is not registered under the 1940 Act in reliance on the exemption provided by Section 3(c)(1) of the 1940 Act. Separate Account(s) B is not registered under the 1940 Act in reliance on the exemption provided by Section 3(c)(7) of the 1940 Act.]

Each Separate Account(s) may have several Sub-Accounts. The Sub-Accounts in which You initially chose to invest are shown in the Allocation Form. Each Sub-Account invests its assets in a separate series of an investment company (called a "Fund") , which may or may not be registered under the 1940 Act, or in other securities and investments. Funds that are registered under the 1940 Act are referred to as "registered funds." Funds that are not registered under the 1940 Act are referred to as "non-registered funds."

[Sub-Account 1 of Separate Account(s) A will initially invest in (NAME) Fund, which is not registered under the 1940 Act in reliance on the exemption provided by Section 3(c)(1) of the 1940 Act. Sub-Account 1 of Separate Account(s) B will initially invest in (NAME) Fund, which is not registered under the 1940 Act in reliance on the exemption provided by Section 3(c)(7) of the 1940 Act] [Sub-Account 2 of Separate Account(s) A will initially invest in the (name) Fund, and Sub-Account 2 of Separate Account(s) B will initially invest in the
(name) Fund.]

We reserve the right, when the law allows, to change the name of the Separate Account or any of its Sub-Accounts.

VARIABLE ACCOUNT CERTIFICATE VALUE: Certificate premium payments made, which are allocated to the Sub-Accounts, will purchase units of the Sub-Accounts [on the first Investment Date on or following receipt by the Company of such premiums at its Principal Office].

The number of units purchased in each Sub-Account is equal to the portion of the payment allocated to the Sub-Account, divided by the value of the applicable unit as of the valuation date the payment is received at our Principal Office or on the date value is transferred to the Sub-Account from another Sub-Account or the Fixed Account.

The number of units will remain fixed unless (1) changed by a subsequent split of unit value, or (2) reduced because of a transfer, Certificate loan, partial withdrawal, transaction charges, monthly deduction or surrender allocated to the Sub-Account. Any transaction described in (2) will result in the cancellation of a number of units, which are equal in value to the amount of the transaction. On each valuation date we will value the assets of each Sub-Account in which there has been activity. The Certificate Value in a Sub-Account at any time is equal to the number of units the Certificate then has in that Sub-Account multiplied by the Sub-Account's unit value. The value of a unit for any Sub-Account for any valuation period is determined by multiplying that Sub-Account's unit value for the immediately preceding valuation period by the net investment factor for the valuation period for which the unit value is being calculated. The unit value will reflect the charges of the Sub-Account, if any, and the investment advisory fee and other expenses incurred by the Funds.

NET INVESTMENT FACTOR: The net investment factor measures the investment performance of a Sub-Account during the valuation period that has just ended. The net investment factor for each Sub-Account is equal to 1.00 plus the result from dividing (a) by (b) [and subtracting (c)] where:

- (a) is the investment income of the Sub-Account for the valuation period, plus capital gains, realized or unrealized, credited during the valuation period; minus capital losses, realized or unrealized, charged during the valuation period; adjusted for provisions made for taxes, if any; and

- (b) is the value of that Sub-Account's assets at the beginning of the valuation period[; and

- (c) is a charge equal to ___% on an annual basis of the daily value of the Sub-Account's assets].

Since the net investment factor may be more or less than one, the unit value may increase or decrease. The Owner bears the investment risk. We reserve the right (subject to any required regulatory approvals) to change the method we use to determine the net investment factor.

VALUATION DATES AND PERIODS: [The day that the Company values the assets of a Sub-Account is the valuation date. For each Sub-Account of an unregistered Separate Account, the valuation date will be at least monthly for the purpose of determining the monthly deduction. For each Sub-Account of a registered Separate Account, a Valuation Date is each day that the New York Stock Exchange (NYSE) is open for business and any other day in which there is enough trading in the Separate Account's underlying portfolio securities to materially affect the value of the Separate Account. A valuation period is the period between valuation dates.] [For the Sub-Account(s) investing in non-registered funds, the Liquidity Date(s) and the Investment Date shown in the Certificate Specifications Page(s) shall be used for determining the value of each Separate Account(s) for all other purposes under the Certificate.]

ADDITION, DELETION or SUBSTITUTION OF INVESTMENTS: We may not change the investment policy of the Separate Account without the approval of the Insurance Commissioner of Delaware. The investment policy is on file with the Commissioner.

We reserve the right, subject to compliance with applicable law, to add to, delete from, or substitute for the shares of a Fund that are held by the Separate Account or that the Separate Account may purchase. We reserve the right to buy shares of other Funds for other series or classes of certificates, or to cause a conversion between series or classes of certificates or contracts if You request it. We also reserve the right to eliminate the shares of any Fund if they are no longer available for investment, or if we believe investing more in any eligible Fund is no longer appropriate for the purposes of the Separate Account. We will notify You before we substitute any shares in the Separate Account.

We reserve the right to establish other Sub-Accounts, and to make them available to any class or series of certificates as we think appropriate. Each new Sub-Account would invest in a new investment company or in shares of another open-end investment company. We also reserve the right to eliminate or combine existing Sub-Accounts of the Separate Account and to transfer the assets between Sub-Accounts, when allowed by law. If we believe it is in the best interests of our Certificate Owners, we may operate the Separate Account [as a management company under the Investment Company Act of 1940,] or we may de-register it under that Act if the registration is no longer required.] We may also combine it with other separate accounts.

No material change in the underlying investment policy of a Sub-Account of the Separate Account shall be made until 60 days have elapsed from the date such change has been filed with the Commissioner of Insurance or such shorter period as the Commissioner may permit. In the event of material change in the investment policy of a Sub-Account of the Separate Account or of a Fund, You will be notified of the change. If Certificate Values are in that Sub-Account, we will transfer it without charge on written request to another Sub-Account of the Separate Account or to the Fixed Account [as of the next Liquidity Date(s)]. We must receive the written request within sixty (60) days of the later of (1) the effective date of such change in the investment policy or (2) Your receipt of the notice of Your right to transfer. You may then change the premium and deduction allocation percentages.

If we make any substitutions or changes in the Separate Account(s) that we believe are necessary or appropriate, we may make changes in this Certificate by written notice to reflect the substitution or change.

[SUB ACCOUNT INVESTMENT PROVISION: Investments into and payment of Certificate loans, surrenders, partial withdrawals, transfers, and death proceeds from the Separate Account(s) will be determined based upon the Sub-Account Investment Provision shown on the Specifications Page. The Sub-Account Investment Provision shall identify the Investment Date, Liquidity Date(s) and the notice period required prior to the Liquidity Date(s).]

FEDERAL TAXES: If we must pay taxes on the Separate Account, we will charge You for that tax. Although the account is not now taxable, we reserve the right to make a charge for taxes if the account becomes taxable.

SPLITTING OF UNITS: We reserve the right to split the value of a unit, either to increase or decrease the number of units. Any splitting of units will have no material effect on Certificate benefits.

                                  FIXED ACCOUNT

FIXED ACCOUNT: The Fixed Account is a part of our General Account. The General Account consists of all assets owned by us, other than those in the Variable Account and other separate accounts. Except as limited by law, we have sole control over the investment of these General Account assets. You do not share directly in the investment experience of the General Account, but are allowed to allocate and transfer funds into the Fixed Account.

FIXED ACCOUNT INTEREST RATES: The interest rate credited to Certificate Value in the Fixed Account is set by us but is guaranteed never to be less than that described in the Specifications Page. We will review the non-guaranteed interest rate from time to time, at least once a year.

The interest rate in effect on the day we receive Your payment at our Principal Office is guaranteed for one year unless You borrow money from that Certificate Value. The interest rate on Certificate Value transferred from a Sub-Account of the Separate Account(s) to the Fixed Account is not guaranteed. Certificate value which is within the first-year guarantee period first will be used for payment of fees, charges, loans and partial withdrawals on a last-in, first-out basis.

The interest rate in effect on a Certificate anniversary is guaranteed for one year for those Certificate Values in the Fixed Account on the Certificate anniversary so long as those values remain in the Fixed Account and are not borrowed.

FIXED ACCOUNT CERTIFICATE VALUE: The Fixed Account Certificate Value on the date of issue is the net premium less the first monthly deduction. On each monthly processing date thereafter, the Certificate Value of the Fixed Account is:

- the Certificate Value in this account on the preceding monthly processing date, if any, increased by one month's interest, plus

- payments received since the last monthly processing date which are allocated to the Fixed Account plus the interest accrued from the date the payments are received by us, plus

- Separate Account Certificate Value transferred to the Fixed Account from any Sub-Accounts since the preceding monthly processing date, increased by interest from the date the Certificate Value is transferred, minus

- Certificate Value transferred from the Fixed Account to a Sub-Account since the preceding monthly processing date and interest accrued on these transfers from the transfer date to the monthly processing date, minus

- partial withdrawals from the Fixed Account and partial withdrawal transaction charges since the last monthly processing date, interest accrued on these withdrawals and charges from the withdrawal date to the monthly processing date, minus

- any transaction charges allocated to the Fixed Account for any changes in the Face Amount since the last monthly processing date and interest accrued on such charges to the monthly processing date, minus

- the portion of the monthly deduction allocated to the Certificate Value in the Fixed Account.

During any Certificate month the Fixed Account Certificate Value will be calculated on a consistent basis.

BASIS OF VALUE OF THE FIXED ACCOUNT: We base the minimum surrender value in the Fixed Account on mortality no greater than the [Commissioner's 1980 Standard Ordinary Mortality Table Age Last Birthday, Male, Female or Unisex (Table B)] with interest at [4%] each year, compounded annually.

Actual Certificate Values are based on interest and insurance rates that we set. [We have filed a detailed description of the way we determine this value with the State Insurance Department.] All values equal or exceed the minimums required by law in the state in which this Certificate is delivered.

                               TRANSFERS OF VALUE

While this Certificate is in force, You may transfer amounts between the Fixed Account and the Sub-Accounts or among Sub-Accounts, on request either in writing or by telephone transfer, if this option has been chosen. [Any transfer must be made in accordance with the Sub-Account Investment Provision and is subject to the postponement of payment provision.].

Once during the first 24 months after the Certificate date of issue, and once during the first 24 months after an increase in the Base Amount, You may transfer, without charge, all or part of the Certificate Value in the Separate Account(s) to the Fixed Account [, based on the Liquidity Date(s) which next occurs,] in order to convert to a Fixed Account only product. Thereafter, future payments will be allocated to the Fixed Account unless specified otherwise. All other transfers are subject to the following rules, and will be permitted with our approval.

The minimum and maximum amounts that may be transferred from the Fixed Account to the Separate Account shall be determined by us. [The minimum amount required for a transfer will be no more than [$500.] The maximum transfer amount will not be less than the lesser of [$100,000 or 25%] of the Certificate Value.]

[Transfers from the Fixed Account to any Sub-Account(s) of the Separate Account are permitted only once per calendar quarter [based on the Liquidity Date(s)].] [Subject to any liquidity restrictions of a non-registered Separate Account,] there is no limit on the number of transfers between the Sub-Accounts of the Separate Account and there is no limit on the number of transfers between the Sub-Accounts of the Separate Account to the Fixed Account.

If a transfer would reduce the Certificate Value in a Sub-Account to less than $100, we reserve the right to include the remaining value in the amount transferred.

There will be no charge for the first [12] transfers in a Certificate Year, but a transfer charge of up to [$25] may be made on each additional transfer. Any transfer charge will be deducted from the amount that is transferred. Transfers that result from a Certificate loan or repayment of a loan are not subject to these rules.

[If the Investment Date(s) of the Sub-Account(s) to which a transfer is to be made is a date other than the Liquidity Date(s) of the Sub-Account(s) from which the transfer will be made, such transfer amount will be made to the [Money Market Fund] and remain there until the next applicable Investment Date(s).]

The Company may at any time revoke, modify, or limit the transfer privilege.


                         [DOLLAR COST AVERAGING OPTION]

[An Owner may elect automatic transfers of at least $100 to be made from one Sub-Account (called the DCA Sub-Account in this provision) to one or more of the other Sub-Accounts of the Separate Account. We will permit You to designate the [Money Market Sub-Account] as the DCA Sub-Account. Other Sub-Accounts or the Fixed Account may be designated as the DCA Sub-Account subject to our consent.

Automatic transfers may be made on a monthly, quarterly, semi-annual or annual frequency. The Dollar Cost Averaging Option will be treated as one of the twelve free transfers permitted in a year without regard to how many Sub-Accounts are elected or the transfer frequency. We reserve the right to limit the number of Sub-Accounts that may be utilized and we may discontinue this option at any time upon advance written notice to You.

If an automatic transfer reduces the balance in the DCA Sub-Account to less than $100, the entire balance will be transferred proportionately to the chosen Sub-Account(s).

The Dollar Cost Averaging Option will end:

- when the amount in the DCA Sub-Account is zero after an automatic transfer has been made and no payments are allocated to the DCA Sub-Account before the next DCA processing date; or

-  upon request by You.

[We will send a written notice to You when the Dollar Cost Averaging Option ends.] Payments allocated to the Sub-Account designated as the DCA Sub-Account after this option has ended will not automatically reinstate the option; a new election must be made.

The Dollar Cost Averaging Option and the Automatic Rebalancing Option may not be in effect at the same time.]

                         [AUTOMATIC REBALANCING OPTION]

[By electing this option You may automatically rebalance the Sub-Accounts of the Separate Account. You may direct us to process such transfers on a monthly, quarterly, semi-annual or annual frequency. When You elect this option You will designate the percentage allocation for each of the Sub-Accounts chosen. On each periodic transfer date we will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the designated percentage allocation mix.

The Automatic Rebalancing Option will be treated as one of the twelve free transfers permitted in a Certificate Year without regard to how many Sub-Accounts are elected or the transfer frequency. If the amount necessary to reestablish the designated mix on any transfer date is less than $100, no transfer will be made. The arrangement may be terminated on written request. We reserve the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the option upon advance written notice to You.

The Dollar Cost Averaging Option and the Automatic Rebalancing Option may not be in effect at the same time.]



                                CERTIFICATE LOANS

The Certificate will be the security for the loan.

AMOUNT AN OWNER MAY BORROW: The total amount You may borrow is the loan value. The loan value is 90% of the Certificate Value. You are advised to consult with a tax advisor before making a Certificate loan.

If You do not specify from which accounts to borrow, we will allocate the loan Pro rata [,subject to any Liquidity Date(s) and the Sub-Account Investment Provision.]

In order to secure the outstanding loan, we will transfer the Certificate Value in each Sub-Account equal to the Certificate loan allocated to each Sub-Account to the Fixed Account [subject to any Liquidity Date(s) or limitations or withdrawal restrictions of limited partnership agreements imposed by funds in which the investment manager has invested Sub-Account assets, and in accordance with the Sub-Account Investment Provision.]. [The Company will allocate the loan Pro rata to the Separate Account(s) on the Liquidity Date(s) immediately following the date the Company receives the loan request. Certificate Value in each Separate Account(s) equal to the Certificate loan allocated to each Separate Account(s) will be transferred on the Liquidity Date(s) to the Fixed Account to secure the debt.]

LOAN INTEREST: Interest is due on Certificate loans. Except as otherwise provided in the Preferred Loan Option, the maximum rate of interest is set forth in the Specifications Page(s). Interest accrues daily, and is payable at the end of each Certificate Year. Any interest that is not paid on time will be added to the loan principal and bear interest at the same rate. If this makes the principal higher than the Certificate Value in the Fixed Account, we will offset this shortfall by transferring funds from the Sub-Accounts to the Fixed Account. We will allocate the transferred amount Pro rata among the Sub-Accounts in the same proportion that the value in each Sub-Account has to the total value in all of them [,subject to any Liquidity Dates(s) and the Sub-Account Investment Provision.]

REPAYING THE OUTSTANDING LOAN: You may repay the outstanding loan at any time before this Certificate lapses. When it is repaid, we will transfer the Certificate Value securing the loan that is in the Fixed Account to the various Sub-Accounts [on the next Investment Date] and increase the value in them. You may tell us how to allocate repayments, but if You do not, we will allocate them according to the most recent payment allocation choices made. Loan repayments made to the Separate Account cannot be higher than the amounts transferred from it to secure the outstanding loan.

FORECLOSURE: If at any time the Certificate Value less any outstanding loan is insufficient to cover the monthly deduction, we will terminate this Certificate. We will mail a notice of this termination to Your last known address and to any assignee. If the excess outstanding loan is not paid within 62 days after this notice is mailed, this Certificate will terminate with no value. You may reinstate this Certificate according to the Reinstatement provision.

PREFERRED LOAN OPTION: All Certificate loans after the tenth Certificate Year will qualify as a preferred loan.

The annual interest rate charged to that portion of the Certificate loan is guaranteed to not exceed 4.5%. The annual interest rate credited to Preferred loans is guaranteed not to be less than 4%.

You may revoke this option at any time.


                        SURRENDER AND PARTIAL WITHDRAWALS

SURRENDER: You may cancel the Certificate and receive its surrender value as long as the Insured is living on the date we receive Your written request in our Principal Office. The Certificate will be canceled on that day. You may choose to receive the surrender value in a lump sum or under a benefit option. . [The surrender value will be paid as of the Liquidity Date(s) following the date the request is received in the Principal Office and in accordance with the Sub-Account Investment Provision.]

SURRENDER VALUE: The surrender value equals the Certificate Value minus any outstanding loan.

PARTIAL WITHDRAWALS: Partial withdrawals are not allowed during the first Certificate Year. After the first Certificate Year, You may make a partial withdrawal. Each partial withdrawal must be at least $500. We will deduct a 2% partial withdrawal transaction charge, not to exceed $25, from the Certificate Value each time a partial withdrawal is made. [Partial withdrawals from the Separate Account(s) may only be made on a Liquidity Date(s) and in accordance with the Sub-Account Investment Provision.]

If one of the Level Death Benefit Options is elected, the Face Amount and Certificate Value will be reduced by the amount of the partial withdrawal, and the Certificate Value will be further reduced by the partial withdrawal transaction charge. The Face Amount will be decreased in the following order:

- first, the most recent increase in the Insured Term Rider, if any, or Base Face Amount,

- second, the next most recent increases in the Insured Term Rider, if any, or the Base Amount, in succession,

-  the initial Insured Term Rider benefit, if any, and

-  last, the initial Face Amount.

If the Death Benefit Option 2 is elected, the Certificate Value will be reduced by the amount of the partial withdrawal and the partial withdrawal transaction charge.

We will not permit a partial withdrawal if it reduces the Face Amount to less than that described in the Specifications Page.

If You do not allocate a partial withdrawal and the partial withdrawal transaction charge among the Fixed Account and each Sub-Account, we will allocate that amount Pro rata.

                             PAYMENTS AND DEFERRALS

POSTPONEMENT OF PAYMENT: We may postpone any transfer from the Separate Account or payment of any amount payable on:

-  surrender,

-  partial withdrawal,

-  transfer,

-  Certificate loan, or

-  death of the Insured.

[The postponement will continue during any period when:

- trading on the New York Stock Exchange (NYSE) is restricted as determined by the SEC, or the NYSE is closed for days other than weekends and holidays, or

-  the SEC by order has permitted such suspension, or

- the SEC has determined that such an emergency exists that disposal of portfolio securities or valuation of assets is not reasonably practical.]

We may also postpone any transfer from the Fixed Account or payment of any portion of the amount payable on surrender, partial withdrawal or Certificate loan from the Fixed Account for not more than six months from the day we receive a written request and, if it is required, the Certificate. We will pay interest if payment is not mailed or delivered within thirty days of the date a valid request is made[; however, no interest shall be paid if such interest is less than $25.] A "valid request" is made when all documentation necessary to complete the transaction is received at the Home Office. The interest rate credited will not be less than the minimum rate allowed by law. No payment will be deferred to pay premiums on policies with the Company.

                                  DEATH BENEFIT

NET DEATH BENEFIT: If an Insured dies on or before the Final Payment Date, we will pay the net death benefit under this Certificate. The amount of the net death benefit depends on which death benefit option is in effect for this Certificate on the date of death. We will deduct from the death benefit any outstanding loan, including interest due through the month in which the Insured dies, and monthly deductions due and unpaid through the Certificate month in which the Insured dies, as well as any rider charges, any partial withdrawals and partial withdrawal transaction charges.

If the Insured dies after the Final Payment Date, we shall pay the Certificate Value minus any outstanding loan as of the date we receive written notice of claim. Except as otherwise provided, we will pay interest from the date the Insured dies to the date the net death benefit is paid. For lump sum payments, the interest rate will be at least 3% a year, or the minimum rate set by law, whichever is greater. [If the Death Benefit Option 2 is in effect on the date of the Insured's death, we will begin calculating interest on the Certificate Value portion of the net death benefit on the date we receive written notice of claim. Interest will be paid on the Amount at Risk and the Fixed Account portion of the net death benefit, if any, from the date of death to the date that portion of the net death benefit is paid. Interest will be paid on the Separate Account(s) portion of the net death benefit from the Liquidity Date(s) next following the date of death to the date the balance of the net death benefit is paid. The payment date will be determined in accordance with the Sub-Account Investment Provision in the Specifications Page(s).]

DEATH BENEFIT OPTIONS: You have three options for determining the amount of the death benefit. The option elected in Your application is shown on the Certificate Specifications Page(s). There are two level death benefit options:
Death Benefit Option 1 and 3.

Under the level death benefit options, the death benefit is:

-  the Face Amount, or

-  the minimum death benefit on the date of death, whichever is greater.


Under the Death Benefit Option 2, the death benefit is:

- the Face Amount, plus the Certificate Value on the date we receive written notice of claim (we will refund monthly deductions taken from the Certificate Value after the Insured's date of death), or

-  the minimum death benefit, whichever is greater.

REQUIRED MINIMUM AMOUNT OF DEATH BENEFIT: In order to qualify as "life insurance" under the federal tax law, a minimum death benefit must be provided. This is called the "guideline minimum sum insured" in the tax code. The minimum death benefit is obtained by multiplying the Certificate Value by a percentage shown in the applicable Minimum Death Benefit Table for the Insured's attained age and death benefit option. For the Death Benefit Options 1 and 2, the table used is the Guideline Minimum Death Benefit Table. This table is determined according to the guideline minimum death benefit test set forth in the Federal tax laws.

For the Death Benefit Option 3, the Cash Value Accumulation Table is used. This table is calculated to conform to the Cash Value Accumulation test set forth in the federal tax laws.

The minimum death benefit will be determined as of the date of death. The minimum death benefit will be adjusted to conform to any changes in the tax law.

DEATH BENEFIT OPTION CHANGES: If You have selected Death Benefit Option 3, You are not permitted to change the death benefit option. You may change the death benefit option only if You have selected either Death Benefit Option 1 or 2.

You may change the death benefit option by written request. Evidence of Insurability may be required for a death benefit option change. The change will be made on the next monthly processing date after we approve the request.

You may not change the death benefit option more than once in any Certificate Year or if the change reduces the Face Amount to less than the Minimum Face Amount in the Specifications Page.

For a change from Death Benefit Option 1 to the Death Benefit Option 2, and if the Company determines, based on the Evidence of Insurability, that the Insured is an acceptable risk, the Face Amount under the Death Benefit Option 2 will be equal to the death benefit under the Death Benefit Option 1, minus the Certificate Value under Option 1 on the date of change. If the change is from Option 2 to Option 1, the Face Amount will be equal to the death benefit under Option 2 on the effective date of the change.

For a change from the Death Benefit Option 2 to the Death Benefit Option 1, the Face Amount will be equal to the death benefit under the Death Benefit Option 2 on the date of change.

FACE AMOUNT: The Face Amount will be that selected by You. The Face Amount for the Insured is shown in the Certificate Specifications Page(s). Death benefit Option 1 or 2 may be changed by You on written request. Death benefit Option 1 and 2 may not be changed to Option 3. If Option 3 is elected, it may not be changed. The effective date of a change is the Monthly Processing Date following the date the request is approved by the Company. Evidence of Insurability may be required to change from Option 1 to Option 2. The death benefit option may not be changed more than once in any Certificate Year after the first Certificate Year.

[No changes in the death benefit option may be made until after the first Certificate Year.] The option may not be changed if it reduces the Face Amount to less than the Minimum Face Amount shown in the Certificate Schedule Page(s) for the Insured.

BENEFIT CHANGE: You may increase or decrease the Face Amount of insurance by written request during the Insured's lifetime. You may not change the Face Amount if it does not meet the minimum death benefit requirement set by federal tax law.

INCREASE: To increase the Base Amount:

- [You must complete our application and provide us with Evidence of Insurability for the Insured; and]

-  the Insured must be under our maximum issue age for new insurance; and

-  the Insured must be approved by us according to our underwriting rules; and

- You must pay the amount which is necessary to keep this Certificate in force for three months if the Certificate Value is less than this amount.

We will provide new Specification Pages, including a Supplemental Insurance Charge Table. These pages will include the following information:

-  effective date of the increase,

-  amount of the increase,

-  underwriting class, [and]

-  Monthly Insurance Charge for the increase, [and

-  new guideline premiums].

We reserve the right to set a limit on the minimum amount of an increase [and the effective date of such increase] in the Base Amount. No increase may be less than our minimum limit in effect on the date we receive Your request.

You may return the new Specification Pages to us within ten days after receiving them [or 45 days after completion of the "Application Form" which shows the amount of the increase.] If You return these pages, we will consider the increase void from the beginning. We will add the charges back to the Certificate Value unless requested otherwise.

DECREASE: You may decrease the Face Amount of the Certificate at any time. It will be effective on the first monthly processing date after we receive the written request.

The Face Amount will be decreased or eliminated in the following order:

- first, the most recent increase in the Insured Term Rider, if any, or Base Amount,

- second, the next most recent increases in succession, in the Insured Term Rider, if any, or the Base Amount,

-  next, the initial Insured Term Rider benefit, if any, and

-  last, the initial Face Amount.

We will provide new Specification Pages. These pages will include the following information:

-  effective date of the decrease, [and]

-  amount of the decrease and the Face Amount remaining in force, [, and

-  new guideline premiums].

You may not decrease the Base Amount or Insured Term Rider, if any, to less than our minimum issue limit for this Certificate. We reserve the right to establish a minimum limit on the amount of any decrease.

                               PAYMENT OF BENEFITS

PAYMENT OPTIONS: Upon written request, the surrender value or all or part of the net death benefit may be placed under one or more of the payment options offered by us at the time the request is made. If no election is made, we will pay the benefit in a lump sum [, subject to the Sub-Account Investment Provision]. A certificate will be provided to the payee describing the payment option selected.

If a payment option is selected, the beneficiary, when filing proof of claim, may pay us any amount that otherwise would be deducted from the net death benefit.

The amounts payable under these options are paid from the General Account. The options are not based on the investment experience of the Variable Account.

The amount applied under any one option for any one payee must be at least $5,000. The periodic payment for any one payee must be at least $50.

Subject to the Owner and Beneficiary provisions, You may change any option selection before the net death benefit becomes payable. If no selection is made, the beneficiary may select an option when the proceeds become payable.






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

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                               Insured Term Rider

This rider is a part of the Certificate to which it is attached if it is shown in the schedule of benefits and premiums. The Insured under the Certificate is the Insured under this Rider.

BENEFIT

BENEFIT - The Company will pay the term insurance benefit upon receipt of due proof that the Insured died prior to the final premium payment date while this rider is in force. Unless otherwise requested, the term insurance benefit will be paid to the beneficiary of the Certificate. The Specifications Page of the Certificate shows the initial term insurance benefit.

Benefit Change Provisions

ELECTIVE CHANGE PROVISIONS - The Owner may change the amount of term insurance if such request is made:

-  during the lifetime of the Insured; and

-  on written request while this Rider and Certificate are in force.

INCREASE - Any increase in the amount of term insurance is subject to:

-  Evidence of Insurability;

- the Insured must be under age 86 and insurable according to the Company's underwriting rules; and

- payment to the Company of the amount needed to keep the Certificate in force if the surrender value of the Certificate is less than all charges due on the Policy.

The effective date of the increased amount of term insurance will be:

- the date requested by the Certificate Owner and agreed upon by the Company; otherwise

- the first monthly payment date on or following the date all the conditions are met.

A supplemental Specifications Page will be issued. This Page will include the following information for the additional amount of term insurance:

   -           the effective date of the increased term insurance;

   -           the amount of the increase in the term insurance; and

   -           the new guideline premiums and monthly charges.

No increase may be less than the Company's minimum limit in effect on the date of the request.


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

DECREASE - A request to decrease the amount of term insurance will be effective on the monthly processing date following the date of the written request. Such term insurance will be decreased or eliminated in the following order:

-  first, the most recent increase;

-  second, the next most recent increase successively; and

-  finally, the original amount of term insurance.

A supplemental Specifications Page will be issued. This Page will include the following information:

-  the effective date of the decrease in the amount of term insurance; and

- the amount of the decrease in the term insurance and the benefit remaining in force.

The Term insurance may not be reduced to less than the Company's minimum issue limit.

The Company reserves the right to establish a minimum limit for the amount of any decrease.

AUTOMATIC CHANGES - The Company may change the amount of term insurance automatically in the following instances:

     - Decreases - If the Certificate Owner changes the death benefit option of the Certificate from Option 1 to Option 2, or elects to decrease the Face Amount of the Certificate, the Company will reduce the Face Amount on a last in, first out basis with term insurance being reduced before the Base Amount where the Insured Term Rider and the Certificate have the same effective date.

     - Increases - If the Certificate Owner changes the death benefit option of the Certificate from Option 2 to Option 1, the Company will increase the term insurance to provide the increase in the Face Amount.

GENERAL

OWNER - The Owner of the Certificate is the owner of this rider.

INCONTESTABILITY - Except for failure to pay premiums, term insurance cannot be contested after the expiration of the following time periods:

- the initial term insurance benefit cannot be contested after the term insurance has been in force during the Insured's lifetime for two years from the effective date; and

- an increase in the term insurance as a result of a request by the Certificate Owner which includes Evidence of Insurability cannot be contested after the increased amount has been in force during the Insured's lifetime for two years from its effective date.

SUICIDE EXCLUSION - The risk of suicide of the Insured, while sane or insane, within two years of the effective date of the initial term insurance is not assumed. The beneficiary will receive the sum of the monthly charges paid for this rider.

The risk of suicide of the Insured, while sane or insane, within two years of the effective date of any increase in the term insurance amount as a result of a request by the Certificate Owner which includes


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

Evidence of Insurability is also not assumed to the extent of such increase. The beneficiary will receive the monthly charges paid for such increase.

MISSTATEMENT OF AGE [OR SEX] - If the age [or sex, if applicable,] of the Insured has been misstated, the amount payable under this rider will be such as the charges paid on the last monthly processing date would have purchased at the Insured's correct age [and sex].

CHARGES - Charges for this rider are payable as a part of the monthly deduction due under this Certificate.

The maximum charges for each year for this rider are shown in the Specifications Page(s).

TERMINATION - This rider will terminate on the first to occur of:

-  the end of the grace period of a premium in default; or

-  the termination of the Certificate; or

-  the monthly processing date following a request for termination.

Except as otherwise provided, all conditions and provisions of the Certificate apply to this rider.


                                  Signed for the Company at Dover, Delaware





                                  Secretary
                      President




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